Exhibit 10.17

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into this 10th day of November, 2008, by and between MACFARLANE PARTNERS INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company (“Sublandlord”), and MEDIVATION, INC., a Delaware corporation (“Subtenant”).

W I T N E S S E T H:

A. WHEREAS, pursuant to the terms of that certain Office Lease dated as of November 22, 2005 (the “Original Prime Lease”) between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (“Original Prime Landlord”), as Prime Landlord’s (as herein defined) predecessor in interest, and MACFARLANE URBAN REALTY COMPANY, LLC, a California limited liability company (“MURC”), as Sublandlord’s predecessor in interest, as amended by that certain First Amendment to Lease dated January 9, 2006, between Original Prime Landlord and MURC, that certain Second Amendment to Lease dated August 9, 2007 (the “Second Amendment to the Prime Lease”), between CREA SPEAR STREET TERRACE, LLC, a Delaware limited liability company (“Prime Landlord”) and Sublandlord, and that certain Third Amendment to Lease dated November 10, 2008 between Prime Landlord and Sublandlord (the Original Prime Lease, as so amended, is referenced to herein as the “Prime Lease”), Prime Landlord is leasing the Premises (as defined below) to Sublandlord; and

B. WHEREAS, as used herein, the term “Premises” shall mean that certain approximately 13,723 square feet of space consisting of all of the leaseable areas of the twelfth (12th) floor of the building located at 201 Spear Street, San Francisco, California (the “Building”), which Premises is a part of the larger premises that is leased by Sublandlord pursuant to the Prime Lease (as further described in Prime Lease, the “Prime Lease Premises”); and

C. WHEREAS, a copy of the Prime Lease is attached hereto as Exhibit A; and

D. WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the Premises subject to the terms and conditions of the Prime Lease and the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the same meaning as those defined in the Prime Lease.

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2. Demise. Sublandlord hereby subleases and demises to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises for the Term (hereinafter defined) and on the terms and conditions hereinafter set forth.

3. Term. Subject to the terms and conditions of this Sublease, the term of this Sublease (the “Term”) shall commence upon the latter of delivery of possession of the Premises by Sublandlord to Subtenant and the delivery of a fully-executed consent by Prime Landlord to this Sublease (the “Commencement Date”), and shall expire on May 31, 2013 (the “Termination Date”), unless earlier terminated in accordance with the terms hereof. Upon the request of either party, Sublandlord and Subtenant shall execute a certificate confirming the actual Commencement Date. Subtenant shall have no option or right to extend the Term of this Sublease.

4. Condition of Premises.

(a) Commencement Date; As-Is. Subject to Section 4(c) and Section 18(a) hereof, Sublandlord shall deliver, and Subtenant shall accept possession of, the Premises “broom clean” and in its “as is” condition as of the Commencement Date. Subtenant acknowledges that except as expressly set forth in Section 4(c) hereof, Sublandlord makes no representation or warranty as to the condition, safety, repair or habitability of the Premises, and shall be under no obligation to make, or pay for, any repair, replacement, renovation or improvement to the Premises prior to or during the Term. Subtenant’s taking possession of the Premises shall be conclusive evidence that Subtenant accepts the Premises as suitable for the purposes for which they are leased and that Subtenant waives any defects in the Premises and the Building, except for claims relating to Sublandlord’s breach of the provisions expressly set forth in Section 4(c) hereof. Sublandlord shall use commercially reasonable efforts to deliver possession of the Premises to Subtenant by November 1, 2008 (the “Anticipated Outside Delivery Date”). In no event shall Sublandlord be liable to Subtenant for any damages of any kind or nature whatsoever due to a failure by Sublandlord to deliver possession of the Premises to Subtenant by said Anticipated Outside Delivery Date. Notwithstanding anything to the contrary contained herein, if Sublandlord has not delivered the Premises to Subtenant on or before the 60th day following the Anticipated Outside Delivery Date, Subtenant shall have the right thereafter to cancel this Sublease, and upon such cancellation, Sublandlord shall return all sums theretofore deposited by Subtenant with Sublandlord, and neither party shall have any further liability to the other.

(b) Alterations; Use of Cable. Subtenant shall not make or permit to be made, any improvements, additions, alterations, painting, carpeting or decorations, structural or otherwise, in or to the Premises or the Building without obtaining the prior written consent of Sublandlord (which consent of Sublandlord shall not be unreasonably withheld and which consent may include such conditions and requirements as Sublandlord may reasonably impose, including the requirement that Subtenant restore the Premises at the end of the Term) and of Prime Landlord (which consent of Prime Landlord, shall be granted or withheld in accordance with the terms of the Prime Lease).

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Subject to the foregoing, Sublandlord consents to Subtenant’s use and reconfiguration of the existing voice data wiring within the Premises.

(c) Representations and Warranties. Sublandlord represents and warrants to Sublandlord’s knowledge, and except as otherwise disclosed to Subtenant in writing or as otherwise known by Subtenant, that as of the date hereof: (i) the Premises are in compliance with applicable building codes, laws and regulations, and (ii) the building fire protection, HVAC, and electrical and mechanical systems serving and located within the Premises are operational and in good working condition and repair. The term “Sublandlord’s knowledge” or words of similar intent shall mean the knowledge of, and only of, Dirk Hallemeier, with no imputation of knowledge and no duty of investigation or inquiry. The individual described above shall have no personal liability under this Sublease, including, without limitation, by virtue of acting as a representative of the Sublandlord for the purpose of this definition, The representations and warranties made in this Section 4(c) shall expire and be of no further force or effect on the date which is six (6) months following the Commencement Date.

5. Rent.

(a) Amount. Subtenant shall pay minimum annual rent for the Premises in the amounts shown below (the “Base Rent”), in equal monthly installments (“Monthly Base Rent”) with respect to each calendar month during the Term, commencing with the latter of the Commencement Date or November 1, 2008 (the “RCD”), as follows:

Period	Annual Base Rent Rate	Monthly Base Rent Rate
First Lease Year	$686,150.00	$57,179.17
Second Lease Year	$699,873.00	$58,322.75
Third Lease Year	$713,596.00	$59,466.33
Fourth Lease Year	$727,319.00	$60,609.92
Fifth Lease Year	$741,042.00	$61,753.50

Solely for purposes of this Section 5(a), the term “Lease Year” has the following meaning: The first Lease Year shall commence on the RCD and continue until the last day of the calendar month preceding the first anniversary of the RCD. Each subsequent Lease Year shall commence upon the expiration of the preceding Lease Year and be for a period of twelve calendar months, except that the last Lease Year shall expire on May 31, 2013.

Notwithstanding the foregoing, so long as Subtenant is not then in breach of its obligations under this Sublease, the amount of Monthly Base Rent payable for the month of January 2009 shall be Zero Dollars ($0.00) and for the month of January 2010 shall be Zero Dollars ($0.00).

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No adjustment shall be made to the Base Rent due to a variance between the actual square footage of the Premises and the square footage of the Premises specified in Recital B, above.

(b) Payment. Monthly Base Rent shall be payable to Sublandlord (or at the direction of the Prime Landlord or Sublandlord, to Prime Landlord for the benefit of Sublandlord), at such place or to such agent as Sublandlord or Prime Landlord may from time to time designate in writing by good check or other good funds, in advance on the first day of each calendar month during the Term, without previous notice or demand therefor, and without deduction, counterclaim or set off. If the Term begins or ends on a date other than on the first day of a month, Monthly Base Rent for the first month of the Term and/or the last month of the Term, as the case may be, shall be prorated on a daily basis based upon a thirty (30) day month.

(c) Additional Rent. Except for the Monthly Base Rent any sums required to be paid by Subtenant under the terms of this Sublease and any charges or expenses incurred by Sublandlord on behalf of Subtenant under this Sublease shall constitute additional rent (“Additional Rent”), and Sublandlord shall have the same rights and remedies for the nonpayment thereof as are available to Sublandlord for the nonpayment of Monthly Base Rent.

(d) Late Charge. In the event any installment of Monthly Base Rent or Additional Rent due hereunder is not paid within five (5) calendar days after it is due, then Subtenant shall also pay to Sublandlord, as Additional Rent, a late payment fee equal to the greater of (i) Fifty Dollars ($50.00), or (ii) five percent (5%) of such delinquent installment of Monthly Base Rent and/or Additional Rent, as the case may be. In addition, such unpaid installment of Monthly Base Rent or Additional Rent, as the case may be, shall bear interest at the rate of ten percent (10%) per annum (or the highest rate allowable under California law, if less) (the “Interest Rate”), from the date Sublandlord sends notice to Subtenant of nonpayment to the date of the payment thereof by Subtenant.

6. Security Deposit.

(a) General. To secure the full and faithful performance by Subtenant of all of the covenants, conditions and agreements set forth in this Sublease to be performed by it, including, without limitation, foregoing such covenants, conditions and agreements in this Sublease which become applicable upon its termination by reentry or otherwise, Subtenant has deposited with Sublandlord concurrently with its execution of this Sublease, in the form of cash or the Letter of Credit (as defined below), the sum of Three Hundred Forty-Three Thousand Seventy-Five and 00/100 Dollars ($343,075.00) as a “Security Deposit” on the following understanding:

(i) That the Security Deposit or any portion thereof may be applied to the curing of any default that may exist beyond any applicable notice and cure period, including but not limited to a breach for failure to pay Base Rent and Additional Rent, without prejudice to any other remedy or remedies which Sublandlord may have on

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account thereof, and upon such application Subtenant shall pay Sublandlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount (or, as applicable, restore the amount of the Letter of Credit to its original amount);

(ii) That should the Sublandlord’s interest as Tenant under the Prime Lease be assigned by Sublandlord, the Security Deposit or any balance thereof may be turned over to Sublandlord’s assignee, and if the Security Deposit is turned over to such assignee, and if such assignee assumes all Sublandlord’s obligations under this Sublease with respect to the Security Deposit, Subtenant hereby releases Sublandlord from any and all liability with respect to the Security Deposit and its application or return, and Subtenant agrees to look solely to such assignee for such application or return;

(iii) That Sublandlord may commingle the Security Deposit with other funds, shall not be required to keep the Security Deposit in trust, and shall not be obligated to pay Subtenant any interest on the Security Deposit;

(iv) That the Security Deposit shall not be considered an advance payment of Base Rent and Additional Rent or a measure of damages for any default by Subtenant, nor shall it be a bar or defense to any actions by Sublandlord against Subtenant; and

(v) That provided there then exists no default by Subtenant hereunder, the Security Deposit or any then remaining balance thereof, shall be returned to Subtenant, without interest, within thirty (30) days after the expiration of the Term, unless there exists any uncured default by Subtenant at such time, in which case Sublandlord may retain the Security Deposit (and apply the same as provided herein, if Sublandlord so elects) until all defaults are cured and resultant damages are paid. Subtenant hereby waives any and all provisions of law, now or hereafter in effect in the State in which the Premises is located or any local government authority or agency or any political subdivision thereof, that limit the types of defaults for which a Sublandlord may claim sums from a security deposit, it being agreed that Sublandlord, in addition, may claim those sums specified in this Sublease and/or those sums reasonably necessary to compensate Sublandlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Subtenant or any officer, employee, agent, contractor or invitee of Subtenant. Subtenant further covenants that it will not assign or encumber its rights with respect to the money deposited herein as a Security Deposit (other than to an assignee of this Sublease in connection with a permitted assignment) and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance (other than to an assignee of this Sublease in connection with a permitted assignment).

(b) Letter of Credit. If Subtenant elects to post the Security Deposit in the form of a letter of credit rather than cash, concurrently with the execution of this Sublease, Subtenant shall deliver to Sublandlord an irrevocable standby letter of credit (“Letter of Credit”) in the amount of Three Hundred Forty-Three Thousand Seventy-

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Five and 00/100 Dollars ($343,075.00) as Subtenant’s Security Deposit under this Sublease, subject to the terms and conditions of this Section 6. The Letter of Credit shall be held by Sublandlord as security for the faithful performance by Subtenant of all of the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant during this Sublease Term. The Letter of Credit shall reflect Sublandlord as beneficiary. The form of the Letter of Credit shall be subject to the review and approval of Sublandlord, in its sole discretion, and the Letter of Credit shall contain language allowing Sublandlord to draw upon the Letter of Credit upon presentation to the issuer of Sublandlord’s written statement that Sublandlord is entitled to the funds represented by such Letter of Credit in accordance with the terms of this Sublease. The Letter of Credit shall be issued by a commercial bank having its principal office within California and shall be capable of being drawn upon at a location in California. In all cases, the identity of the issuer of the Letter of Credit shall be subject to the approval of Sublandlord, in its reasonable discretion. The Letter of Credit shall provide that the issuer of the Letter of Credit shall provide Sublandlord with thirty (30) days written notice prior to revoking or terminating the Letter of Credit. Should Sublandlord receive written notice from the issuer of the Letter of Credit that the issuer intends to revoke or terminate the Letter of Credit, Sublandlord shall have the right, after fifteen (15) days prior written notice to Subtenant, to draw the entire amount of the Letter of Credit. If Sublandlord draws upon the Letter of Credit, Sublandlord shall hold such amount as a cash Security Deposit and shall have the right to use such amount as provided in Section 6(a), above. During such fifteen (15) day period, Subtenant shall have the right to furnish a substitute Letter of Credit, subject to the terms and conditions of this Section 6. Sublandlord may draw upon the Letter of Credit after five (5) days prior written notice to Subtenant upon the occurrence or nonoccurrence of any event entitling Sublandlord under this Sublease to apply any portion of the Security Deposit. The Letter of Credit must permit partial drawings. In the event of an assignment of Sublandlord’s interest as Tenant under the Prime Lease and an assumption by the assignee of Sublandlord’s obligations under this Sublease, Sublandlord may require that Subtenant furnish to Sublandlord’s assignee a substitute or amended Letter of Credit, naming such assignee as the beneficiary and otherwise in compliance with this Section 6, provided such assignee reimburses Subtenant for any administrative fees charged by the issuer of the Letter of Credit for issuing a substitute or amended Letter of Credit in the name of the assignee.

7. Taxes and Operating Expenses. Effective as of January 1, 2010 and continuing throughout the Term, Subtenant shall pay to Sublandlord as Additional Rent, together with Subtenant’s payments of Monthly Base Rent, Subtenant’s Share (hereinafter defined) of the amount of Tenant’s Pro Rata Share for the Current Premises (as such term is defined in the Second Amendment to the Prime Lease) of the Taxes and Operating Expenses (including amounts based on Prime Landlord’s determination of the Estimated Escalation Increase (as defined in Section 4.A. of the Original Prime Lease, as amended by the Second Amendment to the Prime Lease) which Sublandlord is obligated to pay pursuant to the Prime Lease; provided, however, that Subtenant’s Share shall be based on increases over a Tax Base equal to the actual Taxes for Calendar Year 2009 and an Operating Expenses Base equal to the actual Operating Expenses for the Calendar Year 2009, all as determined by the Prime Landlord pursuant to the Prime Lease and without

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any right of Subtenant to contest the same. Sublandlord shall pay to Subtenant, Subtenant’s Share of any Escalation Reconciliation for the Current Premises within thirty (30) days of Sublandlord’s receipt of the same, if any, from the Prime Landlord. As used herein, the term “Subtenant’s Share” shall be determined based on a fraction, the numerator of which shall be thirteen thousand seven hundred twenty-three (13,723) square feet and the denominator of which shall be the square footage of the Current Premises (as such square footage is determined under the Prime Lease, but which as of the date of this Sublease is 21,753) as such may exist from time to time.

8. Additional Utilities and Other Services. Subtenant shall pay to Sublandlord upon ten (10) business days notice for any after-hours HVAC costs, excess utility costs, janitorial services, or any other services provided with respect to the Premises charged by Prime Landlord to Sublandlord.

9. Assignment and Sub-subletting.

(a) Consent Required. Except for Permitted Transfers (defined below) Subtenant shall not, without the prior written consent of Sublandlord, which consent (subject to the remaining provisions hereof) shall not be unreasonably withheld, conditioned or delayed, and the consent of Prime Landlord (which consent of Prime Landlord, shall be granted or withheld in accordance with the terms of the Prime Lease); (i) assign this Sublease or any of its rights hereunder; (ii) further sublet the Premises or any part thereof to any other person or entity; (iii) permit the use of the Premises by any person or entity other than Subtenant, or its employees and agents approved in advance by Sublandlord at Sublandlord’s reasonable discretion; or (iv) permit the assignment or other transfer, including, without limitation, any change in ownership or voting control of Subtenant, or any mortgage, encumbrance, pledge or other hypothecation of all or any part of this Sublease or any of Subtenant’s rights hereunder by operation of law ((i)-(iv), each a “Transfer”). Sublandlord shall have the right to recapture and terminate this Sublease with respect to any such portion of the Premises that Sublandlord proposes to Transfer. Unless Sublandlord elects to recapture the portion of the Premises which Subtenant proposes to assign or sub-sublease, Sublandlord shall not unreasonably withhold its consent to an assignment or sub-sublease so long as the proposed sub-subtenant or assignee (i) has a reputation which in Sublandlord’s reasonable judgment, makes it appropriate for Sublandlord to consent to the proposed assignment or sub-sublease, and (ii) has, in Sublandlord’s reasonable opinion, the financial ability to perform its obligations under the assignment or sub-sublease. Neither the consent by Sublandlord to any Transfer, nor the acceptance or collection of rent from any assignee, transferee or sub-subtenant, shall be construed as a release of Subtenant from liability for each and every term or obligation of this Sublease, and Subtenant shall continue to remain primarily liable for all of the terms, covenants, conditions and liabilities of the “Subtenant” contained herein. No consent by Sublandlord to any Transfer in any one instance shall constitute a waiver of the necessity for such consent in any subsequent instance. Any Transfer or attempted Transfer of the Premises by Subtenant in violation of the terms and provisions of this Section 9 shall be void and of no force and effect.

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(b) Excess Rent. In the event that Subtenant assigns this Sublease or sublets all or any portion of the Premises, Subtenant shall pay to Sublandlord as Additional Rent an amount equal to fifty percent (50%) of the difference between (i) all sums paid to Subtenant or its agent by or on behalf of such assignee or subtenant under the assignment or sub-sublease (less all reasonable out of pocket costs and expenses paid by Subtenant in connection with consummating any such assignment or sub-sublet), and (ii) the Base Rent and Additional Rent paid by Subtenant under this Sublease and attributable to the portion of the Premises assigned or sub-subleased.

(c) Fees. Subtenant shall reimburse Sublandlord for its reasonable attorneys’ fees (not to exceed Two Thousand and 00/100ths Dollars ($2000.00)) and other reasonable third party expenses (including without limitation fees and expenses which are reimbursable by Sublandlord to Prime Landlord under the Prime Lease) incurred in reviewing any requested consent whether or not such consent is granted.

(d) Permitted Transfers. So long as the Prime Landlord’s consent is obtained and, as applicable, (i) the assignee assumes all obligations of Subtenant under and in connection with this Sublease pursuant to an assignment and assumption agreement reasonably acceptable to Sublandlord or (ii) the sublessee enters into a sub-sublease agreement reasonably acceptable to Sublandlord, Subtenant may assign this Lease or sublet the Premises, or any portion thereof, without Sublandlord’s consent, to any entity which controls, is controlled by, or is under common control with Medivation, Inc. (the “Original Subtenant”); to any entity which results from a merger of, reincorporation of, reorganization of, or consolidation with the Original Subtenant; or to any entity which acquires substantially all of the stock or assets of the Original Subtenant, as a going concern (hereinafter each a “Permitted Transfer”). In addition, a sale or transfer of the stock of the Original Subtenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of the Original Subtenant, or (2) the Original Subtenant is, or in connection with the proposed transfer becomes, a publicly traded entity. Sublandlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. Following a Permitted Transfer, the transferor shall remain primarily liable for all of the terms, covenants, conditions and liabilities of the “Subtenant” contained herein.

10. Prime Lease.

(a) Incorporation of Prime Lease. Sublandlord’s rights in and to the Premises are governed by the Prime Lease. This Sublease shall be subject and subordinate in all respects to the Prime Lease. For the purpose of describing obligations between Sublandlord and Subtenant, the following terms, covenants and conditions of the Prime Lease (to the extent they are not inconsistent with the terms and conditions of this Sublease) are incorporated by reference into this Sublease as if completely set forth herein: Articles 6, 21, 22, 25 and 27 (but not the second sentence of Article 27D, it being understood that Section 14 of this Sublease addresses the indemnification obligations of Subtenant); provided that each reference therein to “Tenant” shall be deemed to refer to

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“Subtenant”, each reference to “Landlord” therein shall be deemed to refer to “Sublandlord”, and each reference to “Premises” in the incorporated provisions of the Prime Lease shall be deemed to refer to the Premises subleased by Subtenant pursuant to the terms of this Sublease. Except as otherwise expressly provided herein, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Prime Lease at least five (5) days prior to the date when Sublandlord’s performance is required under the Prime Lease. If Subtenant breaches any term, covenant or condition of this Sublease, Sublandlord, in addition to the rights and remedies available to Sublandlord under this Sublease, shall have all the rights and remedies against Subtenant as would be available to Prime Landlord under the Prime Lease. Notwithstanding anything to the contrary, including without limitation this Section 10(a), Sublandlord shall have no obligation to perform any of Prime Landlord’s obligations under the Prime Lease and in no event shall Sublandlord be liable to Subtenant due to Prime Landlord’s failure to undertake its obligations under the Prime Lease. Upon the written request of Subtenant, Sublandlord (at Subtenant’s sole cost and expense) shall cooperate with Subtenant’s efforts to obtain all services and utilities required to be provided by Prime Landlord under the Prime Lease, Subtenant represents and warrants that it has reviewed the Prime Lease and is thoroughly familiar with and understands the contents thereof.

(b) Termination of Prime Lease. Subtenant shall not cause or permit any act which would give Prime Landlord the right to terminate the Prime Lease prior to the stated expiration of the term thereof. Subtenant shall indemnify and hold harmless Sublandlord from and against any loss, liability, claim, cost or expense (including reasonable attorneys’ fees) incurred by Sublandlord as a result of any termination or attempted termination of the Prime Lease resulting from any such act or omission by Subtenant. Notwithstanding anything to the contrary contained in this Sublease, Subtenant acknowledges that the expiration or any earlier termination of the underlying Prime Lease shall automatically extinguish and terminate this Sublease.

(c) Rights to the Premises. Notwithstanding any provision contained herein to the contrary, during the Term, Subtenant shall have no greater rights in and to the Premises than Sublandlord shall have, from time to time, in and to the Premises under the Prime Lease. Subtenant shall not have the right to exercise any options to renew, extend, negotiate or terminate the Prime Lease to the extent such options are exercisable by Sublandlord and shall have no interest or rights with respect to any other portion of the Prime Lease Premises or any option to expand the Prime Lease Premises.

(d) Prime Landlord Approval. This Sublease shall not be effective unless and until approved in writing by Prime Landlord. Subtenant agrees to promptly provide to Sublandlord any and all reasonable information regarding Subtenant, including without limitation financial statements, that Prime Landlord may request and Subtenant shall

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otherwise cooperate to satisfy any reasonable requirement Prime Landlord may impose as a condition to its consent to this Sublease.

(e) Sublandlord’s Rights. Sublandlord shall have the right from time to time, in its sole and absolute discretion, and without the consent of Subtenant, to exercise any and all of its rights as the “Tenant” under the Prime Lease, or otherwise extend, modify and/or amend the terms and provisions of the Prime Lease in accordance with the terms therein; provided that Sublandlord shall not modify or amend the terms of the Prime Lease in any way that would materially impair Subtenant’s use of the Premises in accordance with the terms of this Sublease, but this prohibition shall not operate to impair Sublandlord’s rights of termination as such may arise in connection with damage, destruction, condemnation or breach by Prime Landlord.

11. Repairs and Compliance. Subtenant shall be responsible for, and shall pay at its own expense for all maintenance, repairs and replacements to the Premises and the Building and its equipment, to the extent Sublandlord is obligated to perform or pay for the same under the Prime Lease. To the extent Sublandlord is obligated to do so under the Prime Lease with respect to the Premises, Subtenant shall, at Subtenant’s own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their life prevention engineers at any time in force, applicable to the Premises or to Subtenant’s particular use or manner of use thereof.

12. Restrictions on Use. Subtenant may use the Premises only for the uses set forth in Article 6 of the Prime Lease and for no other purpose. Subtenant shall not (i) commit waste on or to the Premises or the Building; (ii) use the Premises for any unlawful purpose or in violation of any municipal laws or regulations, insurance requirements or any certificate(s) of occupancy; and (iii) permit any dangerous article to be brought on the Premises unless safeguarded as required by law. The Premises shall not be used by Subtenant for any unlawful, immoral or improper purpose.

13. Sublandlord Right to Cure. If Subtenant shall breach any term, covenant or condition of this Sublease with regard to the making of any payment or the doing of any act, which results or may result in the occurrence of a default under the Prime Lease, then in addition to any rights and remedies available to Sublandlord hereunder or under the Prime Lease, Sublandlord, upon not less than five (5) business days prior written notice to Subtenant (or such shorter period of time as may be necessary to avoid a default under the Prime Lease), shall have the right to make such payment or to do such act, provided that the making of such payment or the doing of such act by Sublandlord shall not operate to cure such breach under the terms of this Sublease. Any payments made, and any costs or expenses (including reasonable attorneys’ fees) incurred, by Sublandlord in connection with its exercise of its rights under this Section 13, shall constitute Additional Rent and shall bear interest at the Interest Rate from the date incurred until payment in full by Subtenant. Subtenant shall reimburse Sublandlord for the cost incurred by Sublandlord in making such payments or doing such acts upon demand.

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14. Indemnification. In addition to the provisions of the Prime Lease incorporated herein, Subtenant shall indemnify, defend and save Sublandlord, its directors, officers, agents and employees harmless from and against all liability, claims, suits, judgments, damages, penalties, costs and expenses (including reasonable attorneys’ fees) to which any of them may be subject or suffer (collectively “Indemnified Claims”), arising from or in connection with (i) the use or occupancy of the Premises, (ii) any act or omission of Subtenant, (iii) any default or claimed default on the part of Sublandlord under the Prime Lease caused by the failure of Subtenant to perform any obligation of the “Tenant” under those provisions of the Prime Lease which are by their nature imposed upon the party in possession of the Premises; (iv) any default by Subtenant in performing any of its covenants under this Sublease; (v) any violation of the provisions of Article 27 of the Prime Lease by Subtenant, Subtenant’s occupants, employees, contractors or agents; or (vi) any termination or attempted termination of the Prime Lease resulting from any act or omission of Subtenant, its employees or agents. In no way limiting the generality of the foregoing, if Sublandlord is obligated to indemnify Prime Landlord under the Prime Lease from and against any Indemnified Claims arising from or in connection any of the items enumerated in the immediately preceding subclauses (i) through (v), then Subtenant shall additionally indemnify, defend and save Prime Landlord, its directors, officers, agents and employees harmless from and against all liability, claims, suits, judgments, damages, costs and expenses (including reasonable attorneys’ fees) to which any of them may be subject or suffer, arising from or in connection with the same.

15. Insurance. Subtenant, at its sole expense, shall obtain and keep in force the insurance types and coverages specified in the Prime Lease required to be carried by the “Tenant” under the Prime Lease, in amounts not less than those specified in the Prime Lease, naming Sublandlord, as well as Prime Landlord and such other parties as Prime Landlord and Sublandlord may require be named, in the manner required therein. Subtenant shall furnish to Sublandlord and Prime Landlord a certificate of Subtenant’s insurance required hereunder prior to Subtenant’s taking possession of the Premises. Each party hereby waives claims against the other for property damage actually covered by the waving party’s property insurance, provided such waiver shall not invalidate the waiving party’s property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Subtenant hereby waives claims against Prime Landlord and Sublandlord for property damage to the Premises or its contents if and to the extent that Sublandlord waives such claims against Prime Landlord under the Prime Lease. Subtenant agrees to obtain, for the benefit of Prime Landlord and Sublandlord, such waivers of subrogation rights from its insurer as are required of Sublandlord under the Prime Lease.

16. Default of Subtenant.

(a) Event of Default. The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) of Subtenant under this Sublease: (i) if Subtenant shall fail to pay any installment of Monthly Base Rent or Additional Rent provided herein and such failure shall continue for a period of five (5) days after written notice thereof to Subtenant by Sublandlord; (ii) if Subtenant shall fail

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to secure insurance or in providing evidence of insurance as set forth in Section 15 of this Sublease and such failure shall continue for a period of five (5) days after written notice thereof to Subtenant by Sublandlord; (iii) if Subtenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Subtenant asking reorganization of Subtenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; (iv) if Subtenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Subtenant shall institute any proceedings for relief of Subtenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; (v) if Subtenant shall admit in writing its inability to pay its debts as they become due; (vi) if Subtenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Subtenant or any of the property of Subtenant; (vii) if Subtenant shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any, permitted for such cure under the Prime Lease; (viii) if any termination of the Prime Lease occurs as a result of any act or omission of Subtenant, its employees or agents; (ix) if Subtenant shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Subtenant and such violation or failure shall continue for a period of thirty (30) days after written notice thereof to Subtenant by Sublandlord; (x) if Subtenant shall abandon the Premises before the Termination Date of this Sublease; or (xi) if Subtenant assigns this Sublease or subsubleases all or a part of the Premises, except in accordance with Section 9 hereof.

(b) Remedies. Upon the occurrence of any one or more Events of Default, Sublandlord may exercise any remedy against Subtenant which Prime Landlord may exercise for default by Sublandlord under the Prime Lease.

17. Fire or Casualty or Eminent Domain. In the event of a fire or other casualty affecting the Building, the Prime Lease Premises or the Premises, or of a taking of all or a part of the Building, the Prime Lease Premises or Premises under the power of eminent domain, Sublandlord shall have the right, in its sole and absolute discretion, to exercise any right which Sublandlord may have under the Prime Lease, including, without limitation, any right that will have the effect of terminating the Prime Lease, and Subtenant hereby consents to, and Subtenant shall cooperate with Sublandlord in, the exercise of any such right. In the event Sublandlord is entitled, under the Prime Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Subtenant shall be entitled to its equitable share of such rent abatement unless the effect on the Premises of such fire or other casualty or such taking shall be substantially disproportionate to the amount of the abatement, in which event the parties shall equitably adjust the abatement as between themselves, based on the relative impact of the fire or other casualty, or the taking, as the case may be. If the Prime Lease imposes on Sublandlord the obligation to repair or restore leasehold

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improvements or alterations, Subtenant shall be responsible for repair or restoration of leasehold improvements or alterations to the Premises, unless Sublandlord caused the damage. Subtenant shall make any insurance proceeds resulting from the loss which Sublandlord is obligated to repair or restore available to Sublandlord and shall permit Sublandlord to enter the Premises to perform the same. In the event Sublandlord is entitled, under the Prime Lease, to terminate the Prime Lease as a result of a fire, other casualty or taking, then Subtenant shall be entitled to terminate this Sublease, even if Sublandlord declines to exercise its right to terminate the Prime Lease.

18. Sublandlord’s Furniture and Equipment.

(a) Use. The Premises currently contain certain furniture, equipment and other personal property of Sublandlord more particularly described in Exhibit B attached hereto and incorporated herein (the “Existing Personal Property”),. In connection with the subleasing of the Premises by Subtenant, effective as of the Commencement Date Sublandlord hereby grants to Subtenant the right to use the Existing Personal Property throughout the Term of this Sublease. Sublandlord makes no representations or warranties with respect to the condition of the Existing Personal Property, Subtenant accepts the Existing Personal Property in its “as is, where is” condition and Subtenant shall indemnify and save Sublandlord, its directors, officers, agents and employees harmless from and against all liability, claims, suits, judgments, damages, costs and expenses (including reasonable attorneys’ fees) to which any of them may be subject or suffer, arising from or in connection with Subtenant’s use of the Existing Personal Property. Subtenant shall keep and maintain the Existing Personal Property in as good a condition and repair as when received, reasonable wear and tear excepted, and shall insure the Existing Personal Property under the insurance policies maintained by Subtenant pursuant to Section 15 hereof. Sublandlord shall have the right, prior to the Commencement Date, but shall not be obligated to, remove from the Premises any other furniture, fixtures, equipment or other personal property of Sublandlord located within the Premises.

(b) Purchase. Subtenant may elect to purchase all, but not less than all, of the Existing Personal Property from Sublandlord upon the expiration of the Term of this Sublease. Subtenant shall provide Sublandlord with written notice of its interest in purchasing the Existing Personal Property at least six (6) months prior to the expiration of the Term of this Sublease. Within thirty (30) days of Sublandlord’s receipt of such notice, Sublandlord shall notify Subtenant in writing of Sublandlord’s determination of the purchase price which shall be the then fair market value for the Existing Personal Property. Within thirty (30) days following Subtenant’s receipt of Sublandlord’s determination of the fair market value for the Existing Personal Property, Subtenant shall give written notice to Sublandlord of its election to purchase the Existing Personal Property, and Subtenant’s failure to give such written notice shall be deemed to be Subtenant’s election not to purchase such Existing Personal Property. Any purchase of the Existing Personal Property shall be pursuant to a separate written agreement (including a bill of sale) reasonably acceptable to both parties, which shall provide, without limitation, that the Existing Personal Property shall be conveyed in its then “as is,

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where is” condition at the time conveyed without any representation or warranty of any kind except title to such property.

19. Surrender. Upon the expiration of this Sublease, or upon the termination of this Sublease or of the Subtenant’s right to possession of the Premises, Subtenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Sublandlord in good condition and repair, reasonable wear and tear and casualty excepted; provided, however, that conditions existing because of Subtenant’s failure to perform maintenance, repairs or replacements as required of Subtenant under this Sublease shall not be deemed “reasonable wear and tear.” Subtenant shall surrender to Sublandlord all keys to the Premises. All alterations in or upon the Premises made by Subtenant shall become a part of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Subtenant; provided, however, that Subtenant shall remove any alterations made by Subtenant, or portion thereof, which Prime Landlord may require Sublandlord to remove, pursuant to the terms of the Prime Lease. In any such event, Subtenant shall restore the Premises to their condition prior to the making of such alteration, repairing any damage occasioned by such removal or restoration. If Prime Landlord requires removal of any alteration made by Subtenant, or a portion thereof, and Subtenant does not make such removal in accordance with this Section, Sublandlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, deliver the same to any other place of business of Subtenant, or warehouse the same. Subtenant shall pay the costs of such removal, repair, delivery and/or warehousing on demand. Subtenant shall not be required to remove any alterations performed by Sublandlord prior to the Commencement Date or to restore the Premises to their condition prior to the making of such alterations.

20. Removal of Subtenant’s Property. Upon the expiration or earlier termination of this Sublease, Subtenant shall remove Subtenant’s articles of personal property incident to Subtenant’s business, including without limitation the Existing Personal Property if purchased by Subtenant (collectively, “Subtenant’s Personal Property”); provided, however, that Subtenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Subtenant does not remove Subtenant’s Personal Property from the Premises prior to the expiration or earlier termination of the Term, Sublandlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or deliver the same to any other place of business of Subtenant, or warehouse the same, and Subtenant shall pay the cost (together with interest thereon at the Interest Rate) of such removal, repair, restoration, delivery or warehousing to Sublandlord on demand, or Sublandlord may treat Subtenant’s Personal Property as having been conveyed to Sublandlord with this Sublease as a bill of sale, without further payment or credit by Sublandlord to Subtenant.

21. Holding Over. Subtenant shall have no right to occupy the Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Subtenant’s right to possession in consequence of an Event of Default hereunder. In the event Subtenant or any party claiming by, through or under Subtenant holds over,

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Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Sublandlord to Prime Landlord by reason of such holdover. For each and every month or partial month that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any portion of the Premises after the expiration of this Sublease or after termination of this Sublease or Subtenants right to possession, Subtenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to one hundred fifty percent (150%) of the greater of (i) the holdover rent payable by Sublandlord to Prime Landlord under the Prime Lease or (ii) the scheduled rate of Monthly Base Rent and Additional Rent payable under this Sublease at the end of the Term. The acceptance by Sublandlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

22. Entry by Sublandlord. Subtenant shall permit Sublandlord or Prime Landlord or their authorized agent or representative entry into the Premises with reasonable notice and at reasonable times, in accordance with the provisions of the Prime Lease, for the purpose of entering to inspect, make necessary repairs and for other purposes specified in the Prime Lease.

23. Encumbering Title. Subtenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building or the Project, nor shall the interest or estate of Prime Landlord or Sublandlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Subtenant, or by reason of any other act or omission of Subtenant. Any claim to, or lien upon, the Premises, or the Building arising from any act or omission of Subtenant shall accrue only against the subleasehold estate of Subtenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the interest of Sublandlord in the Prime Lease Premises. Without limiting the generality of the foregoing, Subtenant shall not permit the Premises or the Building to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Subtenant.

24. Rules. Subtenant agrees to comply with all rules and regulations that Prime Landlord has made, or may hereafter from time to time make, for the Building. Sublandlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

25. Execution. Each party represents and warrants the following: (i) with respect to the person executing this Sublease on its behalf, he or she is duly authorized to execute this Sublease on behalf of such party; and (ii) such party has full power and authority to execute this Sublease and perform its obligations hereunder without the consent of any other person or entity.

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26. Parking. During the Term of this Sublease, without representation or warranty of any kind, Sublandlord hereby subleases to Subtenant Sublandlord’s rights under the Prime Lease in and to three (3) parking spaces located within the Building, the choice of which shall be determined by Sublandlord in its sole discretion, if such designation is permitted under the Prime Lease (the “Subleased Parking Spaces”). In addition to its obligation to pay any Base Rent, Subtenant shall pay to Sublandlord, as a part of Additional Rent any costs or expenses associated with any of the Subleased Parking Spaces elected to be used by Subtenant that are charged to or paid for by Sublandlord, Such payments shall be made at such time and in such manner as Subtenant pays the Base Rent, or as otherwise requested by Sublandlord. Except as set forth in this Section 26, Sublandlord shall have no obligation to provide any parking spaces to Subtenant.

27. Signage. Sublandlord agrees that it shall deliver any requests by Subtenant for Building directory and suite entry signage to Prime Landlord. Subtenant shall not be permitted to use any of Sublandlord’s allocated directory and signage space other than such as is located on the floor in which the Premises is located. Subtenant (i) acknowledges that Sublandlord shall have no further obligations to Subtenant with respect to signage and (ii) agrees that Subtenant shall bear all costs with respect any such approved signage.

28. Notices. All payments, notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered by hand, or by a nationally recognized delivery service providing receipt evidencing such delivery, or by facsimile transmission the receipt of which is confirmed, or by certified or registered mail return receipt requested, first class, postage prepaid, to the address set forth below unless notice of a change of address is given in writing pursuant to this Section 28. Notice shall be deemed to have been given upon receipt or at the time delivery is refused.

If to Sublandlord:	Macfarlane Partners Investment Management
201 Spear Street, 14th Floor
San Francisco, California 94105
Attn: Thomas Klugherz,
Chief Operating Officer

with a required copy to:	Russ, August and Kabat
12424 Wilshire Boulevard
Los Angeles, California 90025
Attn: Matthew A. Rips

If to Subtenant:	Medivation, Inc.
201 Spear Street, 3rd Floor
San Francisco, CA 94105 Attn: Patrick Machado

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with a required copy to:	Cooley Godward Kronish LLP
101 California Street, 5th Floor San Francisco, CA 94111 Attn: Anna B. Pope

All payments and notices shall be deemed given on the date the recipient actually receives the same or would have received the same if delivery is refused. Either party may, by written notice to the other, designate a new address and/or addresses for such payments and notices.

29. Brokerage. Sublandlord represents and warrants to Subtenant that no real estate agent, broker or finder, other than Dunhill Partners West on behalf of Sublandlord (the “Sublandlord’s Broker”) has acted for it with respect to this Sublease or the transaction contemplated hereby. Subtenant represents and warrants to Sublandlord that no real estate agent, broker or finder other than Jones Lang LaSalle (the “Subtenant’s Broker”) has acted for it with respect to this Sublease or the transaction contemplated hereby. Sublandlord shall pay the Sublandlord’s Broker any commission due and owing as a result of this Sublease pursuant to the terms of a separate agreement. Provided that Sublandlord pays Sublandlord’s Broker in accordance with the commission agreement between Sublandlord and Sublandlord’s Broker, Sublandlord shall have not have any obligation to pay Subtenant’s Broker any commission or other fee in connection with this Sublease; it being understood that Subtenant’s Broker is to be paid by Sublandlord’s Broker pursuant to a customary cooperating broker agreement between them. Other than Sublandlord’s Broker and Subtenant’s Broker, Sublandlord and Subtenant each does hereby indemnify and hold the other harmless from the claim of any persons claiming by or through it by reason of this Sublease or the transaction contemplated hereby.

30. Construction. This Sublease (i) embodies the entire integrated agreement of Sublandlord and Subtenant with respect to Subtenant’s lease and occupancy of the Premises, and supersedes all prior agreements and understandings, whether written or oral; (ii) may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute but one and the same agreement; and (iii) shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease conflicts with a provision of the Prime Lease, the provisions of the Prime Lease shall govern as between the Prime Landlord and the Subtenant. Subtenant specifically waives all claims against Sublandlord arising out of any such conflicts. If any provision of the Prime Lease as incorporated into this Sublease conflicts with any other provision of this Sublease, the provisions set forth in this Sublease shall govern as between the Subtenant and the Sublandlord.

31. Binding Effect. This Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective successors and permitted assigns. Sublandlord shall have the right to assign any or all of its rights and powers under this Sublease to Prime Landlord.

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32. Termination of Sublease. If Prime Landlord has failed to consent to this Sublease within sixty (60) days after the date that this Sublease is fully executed (which period may be extended by the mutual written agreement of Sublandlord and Subtenant), then this Sublease shall immediately terminate and be of no further force or effect.

33. Attorneys’ Fees. In the event that either Sublandlord or Subtenant, as the case may be, shall bring a lawsuit against the other party for breach of such party’s obligations under this Sublease, the losing party shall pay the prevailing party’s costs and expenses incurred in connection with such litigation, including without limitation reasonable attorneys’ fees. The “prevailing party” shall be determined by the court hearing such matter.

34. Waiver of Jury Trial. Sublandlord and Subtenant shall and each does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease or its termination, the relationship of Sublandlord and Subtenant, Subtenant’s use or occupancy of the Premises or any claim of injury or damage and any emergency statutory or any other statutory remedy. In the event Sublandlord commences any summary proceeding for nonpayment of Monthly Base Rent or Additional Rent, or commences any other action or proceeding against Subtenant in connection with this Sublease, Subtenant will interpose no counterclaim of whatever nature or description in any such proceeding, other than any mandatory counterclaim as required by law.

35. Transfer by Sublandlord. In the event of any transfer or other conveyance of the Premises by Sublandlord or an assignment by Sublandlord of this Sublease, Sublandlord shall be and is hereby entirely freed and relieved of all liability under all of its covenants and obligations contained in or derived from this Sublease arising out of any act, occurrence or omission relating to the Subleased Premises or this Sublease occurring after the consummation of such sale, conveyance or assignment.

36. Exculpation. No present or future officer, director, employee, trustee, member, investment manager, shareholder, or agent of Sublandlord shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, member, investment manager, shareholder, or agent under or in connection with this Sublease. Subtenant hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section 36 are in addition to and not in limitation of, any limitation on liability applicable to Sublandlord provided by law or in any other contract, agreement or instrument.

37. Financial Information. Within thirty (30) days after the end of each calendar year, or within thirty (30) days of Sublandlord’s written request therefor, Subtenant shall furnish Sublandlord with financial statements, or other financial information reasonably acceptable to Sublandlord, reflecting Subtenant’s current financial condition certified by Subtenant or its financial officer. If Subtenant is a publicly-traded corporation, delivery

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of Subtenant’s last published financial information shall be satisfactory for purposes of this Section 37.

38. Estoppel Certificate. Subtenant shall from time to time, upon written request by Sublandlord or Prime Landlord, execute, acknowledge and deliver to Sublandlord or Prime Landlord, within ten (10) business days after receipt of such request, a statement in writing certifying, without limitation: (i) that this Sublease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Sublease, as modified, is in full force and effect); (ii) the dates to which Base Rent, Additional Rent and any other charges have been paid; (iii) that, to Subtenant’s knowledge, Sublandlord is not in default under any provision of this Sublease (or if Sublandlord is in default, specifying each such default) and that no events or conditions exist which, with the passage of time or notice or both, would constitute a default on the part of Sublandlord hereunder; (iv) the address to which notices to Subtenant shall be sent; (v) the amount of Subtenant’s security deposit; and (vi) such other statements as reasonably requested by Sublandlord or Prime Landlord; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer. Subtenant’s failure to deliver such statement within such time shall be conclusive upon Subtenant that: (i) this Sublease is in full force and effect and has not been modified except as Sublandlord may represent; (ii) no Base Rent, Additional Rent, or any other charges have been paid in advance; (iii) there are no defaults by Sublandlord; (iv) notices to Subtenant shall be sent to Subtenant’s address as set forth in this Sublease; (v) the amount of Subtenant’s security deposit; and (vi) that all other statements contained in such estoppel are true and correct. Notwithstanding the presumptions of this Section 38, Subtenant shall not be relieved of its obligation to deliver said statement. Sublandlord shall from time to time, upon written request by Subtenant, execute, acknowledge and deliver to Subtenant, within thirty (30) days after receipt of such request, a similar written certification concerning this Sublease.

39. Non Merger. Nothing herein shall be construed to merge the interests of Sublandlord and Subtenant, whether by operation of law or otherwise.

40. Time of Essence. Time is of the essence with respect to all of the parties’ obligations under this Sublease.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement under seal as of the date first above written.

SUBLANDLORD:

MACFARLANE PARTNERS INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ Gregory M. Vilkin
	Name:	Gregory M. Vilkin
	Title:	President

SUBTENANT:

MEDIVATION, INC., a Delaware corporation

By:	/s/ C. Patrick Machado
	Name:	C. Patrick Machado
	Title:	CFO

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EXHIBIT A

PRIME LEASE

[attached]

M Equity No.

OFFICE LEASE

THIS LEASE, made as of November 22, 2005 by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (“Landlord”), through its agent CORNERSTONE REAL ESTATE ADVISERS, INC., having an address at 100 Wilshire Blvd., Suite 700, Santa Monica, California 90401 and MACFARLANE URBAN REALTY COMPANY, LLC, a California limited liability company (“Tenant”), having its principal office at 201 Spear Street, Fourteenth Floor, San Francisco, California 94105.

INDEX

ARTICLE	TITLE
1.	BASIC PROVISIONS
2.	PREMISES, TERM AND COMMENCEMENT DATE
3.	RENT
4.	TAXES AND OPERATING EXPENSES
5.	TENANT IMPROVEMENTS, ALTERATIONS AND ADDITIONS
6.	USE
7.	SERVICES
8.	INSURANCE
9.	INDEMNIFICATION
10.	CASUALTY DAMAGE
11.	CONDEMNATION
12.	REPAIR AND MAINTENANCE
13.	INSPECTION OF PREMISES
14.	SURRENDER OF PREMISES
15.	HOLDING OVER
16.	SUBLETTING AND ASSIGNMENT
17.	SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION
18.	ESTOPPEL CERTIFICATE
19.	DEFAULTS
20.	REMEDIES OF LANDLORD
21.	QUIET ENJOYMENT
22.	ACCORD AND SATISFACTION
23.	SECURITY DEPOSIT
24.	BROKERAGE COMMISSION
25.	FORCE MAJEURE
26.	PARKING
27.	HAZARDOUS MATERIALS
28.	ADDITIONAL RIGHTS RESERVED BY LANDLORD
29.	DEFINED TERMS
30.	MISCELLANEOUS PROVISIONS
31.	TENANT SIGNS
32.	OPTION TO LEASE SPACE ON 14th FLOOR
33.	TENANT EARLY TERMINATION RIGHT
34.	RIGHT OF FIRST OFFER ON 13th FLOOR

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EXHIBITS

Exhibit A	Plan Showing Property and Premises
Exhibit A-1	Plan Showing Option Space on 14th Floor
Exhibit A-2	Plan Showing 14th Floor Supplemental HVAC Units
Exhibit B	Tenant Work Letter
Exhibit C	Intentionally Deleted
Exhibit D	Building Rules and Regulations
Exhibit E	Commencement Date Confirmation

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ARTICLE 1

BASIC PROVISIONS

A.	Tenant’s Tradename:	MacFarlane Urban Realty Company, LLC

B.	Tenant’s Address:	201 Spear Street, 14th Floor, San Francisco, CA 94105

C.	Office Building Name:	201 Spear St., San Francisco, CA

D.	Premises:	Suite/Unit No.: 12th Floor (with option for 14th Floor upon the terms and conditions set forth in Article 32) Square Feet (Rentable): 13,723

E.	Landlord:	Massachusetts Mutual Life Insurance Company

F.	Landlord’s Address:	c/o Cornerstone Real Estate Advisers, Inc. 100 Wilshire Bl., Suite 350 Santa Monica, CA 90401

G.	Building Manager/ Address:	201 Spear Street, Suite 1560 San Francisco, CA 94105 Property Manager: Pennie Strasser

H.	Commencement Date:	The earlier of the date on which (i) Tenant has substantially completed the Tenant Improvements (as defined and discussed in the Tenant Work Letter attached hereto as Exhibit B (“Tenant Work Letter”)) and has received any required approvals from the City of San Francisco for the occupancy of substantially all of Premises (such as permanent or temporary certificates of occupancy), or (ii) Tenant substantially occupies the Premises for purposes of doing business thereat, whichever is earlier. For the purposes hereof, Tenant substantially occupies the Premises if its personnel are using at least 50% of the usable square footage of the Premises and conducting its business therein, whether or not the Tenant Improvements have been substantially completed. Tenant is responsible for the construction of the Tenant Improvements. Notwithstanding the foregoing, the Commencement Date shall be no later than April 1, 2006 (the “Outside Commencement Date”). Except as provided above, substantial completion of the Tenant Improvements and the substantial occupation of the Premises are not conditions to the establishment of the Commencement Date or the Outside Commencement Date.

I.	Expiration Date:	The date which is 7 years and 2 months following the first day of the first calendar month following the Commencement Date.

J.	Security Deposit:	$380,813.22 by way of a Letter of Credit (as provided in, and subject to, Article 23)

K.	Monthly Rent:	The Monthly Rent for the Premises shall be payable on a full service basis during the Lease Term in installments as set forth below:

Calendar Months Following Commencement Date	Annual Rate per rentable square foot (“RSF”)	Monthly Rent
1-12:	$34.00	$38,881.83
13-24:	$35.00	$40,025.42
25-36:	$36.00	$41,169.00
37-48:	$37.00	$42,312.58
49-60:	$38.00	$43,456.17
61-72:	$39.00	$44,599.75
73-86	$40.00	$45,743.33

L.	Operating Expenses Base:	Actual Operating Expenses for Calendar Year 2006, subject to adjustment as provided in Section 4.A.

M.	Tax Base:	Actual Taxes for Calendar Year 2006, subject to adjustment as provided in Section 4.A.

N.	Tenant’s Pro Rata Share:	5.55%. Tenant’s Pro Rata Share shall be determined by and adjusted by Landlord from time to time by dividing the Tenant’s Rentable Square Feet of the Premises by the Rentable Square Feet of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred.

O.	Normal Business Hours of the Building:	Monday through Friday: 7:00 a.m. to 6:00 p.m. (Excepting local and national holidays)

P.	Brokers:	The CAC Group; Dunhill Partners West; Charles Dunn Company

Q.	Parking:	Parking for 4 vehicles

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease set forth below. The capitalized terms, and the terms defined in Article 29, shall have the meanings set forth herein or therein (unless otherwise modified in the Lease) when used as capitalized terms in other provisions of the Lease.

Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article I.D., above.

ARTICLE 2

PREMISES, TERM AND COMMENCEMENT DATE

A. Commencement Date. Subject to the terms and conditions set forth herein, Landlord hereby leases and demises to Tenant and Tenant hereby takes and leases from Landlord that certain space identified in Article 1 and shown on a plan attached hereto as Exhibit A (“Premises”) for a term (“Term”) commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1, unless sooner terminated as provided herein. The Commencement Date set forth in Article 1 shall be advanced to such earlier date as Tenant commences substantial occupancy of the Premises (as defined in Article 1) for the conduct of its business (it being understood that interim, phased occupancy of less than a substantial portion of the Premises during the construction of the Tenant Improvements shall not trigger the Commencement Date). Upon the earlier of (i) substantial completion of the Tenant Improvements, the date of which shall be established by Landlord’s construction supervisor, or (ii) the date by which Tenant has substantially occupied the Premises as provided in Article 1.H set forth above, Landlord shall execute and deliver to Tenant the Commencement Date Confirmation in the form as set forth in Exhibit E, which Tenant shall execute and return to Landlord within 5 days after receipt thereof. Tenant’s failure to timely execute and deliver the Commencement Date Confirmation shall constitute an acknowledgment by Tenant that the statements included in such notice are true and correct, without exception. If Tenant disagrees with any matters set forth in the Commencement Date Confirmation, it shall set forth in a written notice to Landlord within such five-day period the matters which it disagrees with, the reasons for such disagreement, and the Commencement Date which Tenant contends should be established. Landlord shall have five days thereafter to accept or reject Tenant’s proposed Commencement Date. If Landlord rejects such date, then the date set forth in the initial Commence Date Confirmation executed and delivered by Landlord shall be used for the purposes hereof until the matter is resolved by legal proceedings or further agreement of the Parties. To the extent the Premises includes an entire floor of the Building, Tenant shall have exclusive use of the Common Areas located within such floor.

B. Delivery of Possession. Landlord shall deliver exclusive possession of the Premises to Tenant (the “Actual Delivery Date”) no later than 2 business days after full execution of this Lease (the “Estimated Delivery Date”).

C. Installation of Supplemental HVAC. In addition to the Premises (and not as part thereof), Tenant shall have the right to the reasonable use of the roof and core of the Building for the purpose of installing, operating and maintaining such supplemental HVAC systems serving the Premises as Tenant may reasonably require, all of which shall be considered to be Alterations hereunder and subject to the prior approval of Landlord as provided in Section 5.B of this Lease. Without limitation of the foregoing, Landlord shall be entitled in its sole discretion to specify a precise location for the supplemental HVAC unit, to prohibit the installation of a proposed HVAC unit if Landlord determines that there are structural, mechanical or safety concerns over the installation of such HVAC unit and shall be entitled to require Tenant to pay to Landlord a monthly amount established by Landlord that is comparable to the charges imposed for such purposes to other tenants in the Building as Additional Rent for the use of space for such HVAC unit on the roof or in the core of the Building. Upon the Option Space (defined in Article 32) on the 14th floor of the Building becoming a part of the Premises and provided that Tenant first obtains from Credit Suisse First Boston LLC (“CSFB”) or any assignee of CSFB, if applicable, any consent required for the use of the 14th Floor Supplemental HVAC and provides to Landlord reasonable evidence thereof: (a) Tenant shall be entitled to use the 2 Mitsubishi A/C units (model PV24K3) identified on the attached Exhibit A-2 currently serving the Option Space (“14th Floor Supplemental HVAC”) throughout the remainder of the Term; (b) Tenant may replace the 14th Floor Supplemental HVAC (within the same approximate 15 square foot footprint on the roof); and (c) Tenant shall pay to Landlord $300 per month plus monthly utility costs for the use and operation of the 14th Floor Supplemental HVAC for the remainder of the Term. Landlord shall have the option of requiring Tenant, at the termination of the Lease and at Tenant’s sole cost and expense, to remove the 14th Floor Supplemental HVAC and to restore the affected portions of the Building to the condition that existed before the installation of the 14th Floor Supplemental HVAC. Upon the Option Space becoming a part of the Premises, Landlord shall at Tenant’s timely written request given before the end of the term of Landlord’s lease with CSFB and provided that the CSFB lease gives Landlord the right to do so, notify CSFB to leave the 14th Floor Supplemental HVAC in place at the end of the term of its lease.

ARTICLE 3

RENT

A. Monthly Rent. Tenant shall pay Monthly Rent in advance on or before the first day of each month of the Term without demand, setoff or deduction. If the Commencement Date does not fall on the first day of a calendar month, then on the Commencement Date, Tenant shall pay a prorated Monthly Rent for any partial month between the Commencement Date and the first full calendar month of the Term, based on the rental charge established for the first calendar month of the Term for which Monthly Rent is due. If the Term shall end on a day other than the first day of a month, the Monthly Rent for the last partial month shall be prorated on a per diem basis. Upon the execution of this Lease, Tenant shall pay one installment of Monthly Rent for the first calendar month of the Term and shall deliver the Letter of Credit (defined in Article 23) to Landlord.

B. Additional Rent. Tenant’s share of Taxes and Operating Expenses is referred to herein as “Additional Rent.”

C. Rent. Monthly Rent, Additional Rent, and any other amounts of every nature which Tenant is or becomes obligated to pay Landlord under this Lease are herein referred to collectively as “Rent,” and all remedies applicable to the nonpayment of Rent shall be applicable thereto. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

D. Place of Payment. Late Charge. Default Interest. Rent and other charges required to be paid under this Lease, no matter how described, shall be paid by Tenant to Landlord at the Building Manager’s address listed in Article 1, or to such other person and/or address as Landlord may designate in writing, without any prior notice or demand therefor and without deduction or set-off or counterclaim and without relief from any valuation or appraisement laws. In the event Tenant fails to pay Minimum Rent or Tenant’s Pro Rata Share of Taxes or Operating

Expenses due under this Lease within 10 days of the due date of said Rent, Tenant shall pay to Landlord a late charge of 10% on the amount overdue as and for liquidated damages which are agreed to be reasonable under the circumstances of this Lease. Any Rent not paid when due shall also bear interest at the Default Rate.

ARTICLE 4

TAXES AND OPERATING EXPENSES

A. Payment of Taxes and Operating Expenses. During each Lease Year, beginning with the first month of the second Lease Year, and each month thereafter during the original Lease Term or any extension thereof, Tenant shall pay to Landlord, as Additional Rent due concurrently with Monthly Rent, an amount equal to 1/12 of Landlord’s estimate (as determined by Landlord in its sole discretion) of Tenant’s Pro Rata Share of any projected increase in the Taxes or Operating Expenses for the particular Lease Year in excess of the Tax Base or Operating Expenses Base, as the case may be (the “Estimated Escalation Increase”). A final adjustment (“Escalation Reconciliation”) shall be made by Landlord and Tenant as soon as practical following the end of each Lease Year, but in no event later than 90 days after the end of each Lease Year. In computing the Estimated Escalation Increase for any particular Lease Year, Landlord shall take into account any prior increases in Tenant’s Pro Rata Share of Taxes and Operating Expenses. If any Estimated Escalation Increase is less than the Estimated Escalation Increase for the immediately preceding Lease Year, the Additional Rent payments to be paid by Tenant for the new Lease Year attributable to said Estimated Escalation Increase shall be decreased accordingly; provided, however, in no event will the Rent paid by Tenant hereunder ever be less than the Monthly Rent plus all other amounts of Additional Rent.

As soon as practical following the end of each Lease Year, Landlord shall submit to Tenant a statement setting forth the Estimated Escalation Increase, if any. Beginning with a statement for the second Lease Year, each such statement shall also set forth the Escalation Reconciliation for the Lease Year just completed. To the extent that the Operating Expense Escalation is different from the Estimated Escalation Increase upon which Tenant paid Rent during the Lease Year just completed, Tenant shall pay Landlord the difference, in cash within 30 days following receipt by Tenant of such statement from Landlord, or receive a credit on future Rent owing under this Lease (or cash, if there is no future Rent owing hereunder), as the case may be. Until Tenant receives such statement, Tenant’s Rent for the new Lease Year shall continue to be paid at the rate being paid for the particular Lease Year just completed, but Tenant shall commence payment to Landlord of the monthly installment of Additional Rent on the basis of said statement beginning on the first day of the month following the month in which Tenant receives such statement. In addition, if, during any particular Lease Year, there is a change in the information upon which the then current Estimated Escalation Increase is based so that such Estimated Escalation Increase furnished to Tenant is no longer accurate, Landlord shall be permitted to revise such Estimated Escalation Increase by notifying Tenant, and there shall be such adjustments made in the Additional Rent on the first day of the month following the serving of such statement on Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of Additional Rent then being paid by Tenant for the balance of the Lease Year (but in no event shall any such decrease result in a reduction of the rent below the Monthly Rent plus all other amounts of Additional Rent). Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of the Escalation Reconciliation for the calendar year in which this Lease terminates, Tenant shall immediately pay to Landlord within 10 days after Landlord’s delivery of the Escalation Reconciliation to Tenant, any additional amounts due as calculated pursuant to this Article 4. Landlord’s and Tenant’s responsibilities with respect to the Tax and Operating Expense adjustments described herein shall survive the expiration or early termination of this Lease.

If the Building is less than 95% occupied at any time during any particular Lease Year (including the year of the Operating Expense Base), Landlord shall reasonably adjust those Operating Expenses which are affected by Building occupancy for the particular Lease Year, or portion thereof, as the case may be, to reflect an occupancy equal to 95% of all such rentable area of the Building.

B. Disputes Over Taxes or Operating Expenses. If Tenant disputes the amount of an adjustment or the proposed estimated increase or decrease (or lack thereof) in Taxes or Operating Expenses or the amount of Landlord’s statement of the Escalation Reconciliation, Tenant shall give Landlord written notice of such dispute within 30 days after Landlord advises Tenant of such adjustment, proposed increase or decrease or statement of Reconciliation. Tenant’s failure to give such notice shall waive its right to dispute the amounts so determined (but shall not waive its right to dispute a subsequent corresponding statement of Reconciliation if it utilizes amounts different from those so determined. If Tenant timely objects, Tenant shall have the right to engage its own accountants (“Tenant’s Accountants”) for the purpose of verifying the accuracy of the matter in dispute, or the reasonableness of the adjustment or estimated increase or decrease. If Tenant’s Accountants determine that an error has been made, Landlord and Tenant’s Accountants shall endeavor to agree upon the matter, failing which Landlord and Tenant’s Accountants shall jointly select an independent certified public accounting firm (the “Independent Accountant”) which firm shall conclusively determine whether the adjustment or estimated increase or decrease is reasonable, and if not, what amount is reasonable. Both parties shall be bound by such determination. If Tenant’s Accountants do not participate in choosing an Independent Accountant within 20 days after receipt of notice by Landlord, then Landlord’s determination of the adjustment or estimated increase or decrease shall be conclusively determined to be reasonable and Tenant shall be bound thereby. All costs incurred by Tenant in obtaining Tenant’s Accountants and the cost of the Independent Accountant shall be paid by Tenant unless Tenant’s Accountants disclose an error, acknowledged by Landlord (or found to have conclusively occurred by the Independent Accountant), of more than 5% in the computation of the total amount of Taxes or Operating Expenses as set forth in the statement submitted by Landlord with respect to the matter in dispute; in which event Landlord shall pay the reasonable costs incurred by Tenant in obtaining such audits. Tenant shall continue to timely pay Landlord the amount of the prior year’s adjustment and adjusted Additional Rent determined to be incorrect until the parties have agreed as to the appropriate adjustment or have deemed to be bound by the determination of the Independent Accountant in accordance with the preceding terms. Landlord’s delay in submitting any statement contemplated herein for any Lease Year shall not affect the provisions of this Paragraph, nor constitute a waiver of Landlord’s rights as set forth herein for said Lease Year or any subsequent Lease Years during the Lease Term or any extensions thereof.

C. Multiple Buildings. If the Building is a part of a multi-building development, those Operating Expenses and Taxes attributable to such development as a whole (and not attributable solely to any individual building therein) shall be allocated to the Building and to the other buildings within such development on an equitable basis.

D. Personal Property and Excess Improvements Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant’s trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements constructed in the Premises by Tenant exceeds the cost or value of a Building-standard buildout and, as a result, real property taxes for the Building are increased, Tenant shall pay to Landlord its share of such taxes within 20 days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant’s property; provided that the cost and value of the leasehold improvements present on the 14th floor of the Building are deemed to be of cost and value no greater than a Building-standard buildout and that, if the Premises are built out with improvements similar to those on the 14th floor of the Building, the cost and value of those leasehold improvements shall be deemed to be of cost and value no greater than a Building-standard buildout. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 4 shall not be included in the computation of “Taxes.”

ARTICLE 5

TENANT IMPROVEMENTS, ALTERATIONS AND ADDITIONS

A. Tenant’s Work. Tenant shall design and construct certain improvements to the Premises, and Landlord shall contribute a certain amount for such improvements, as provided in the Tenant Work Letter attached to this Lease as Exhibit B.

B. Alterations. Except for the Tenant Improvements provided for in Exhibit B Tenant shall make no alterations or additions to the Premises (“Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and then only by contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant, at its sole cost and expense. Tenant shall, at its sole cost and expense, obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord. If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date. Tenant hereby indemnifies, defends and agrees to hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations. If permitted Alterations are made, they shall be made at Tenant’s sole cost and expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given upon approval of such

Alterations, require Tenant, at Tenant’s expense, at the end of the Term, to remove all partitions, counters, railings and other Alterations installed by Tenant (other than the Tenant Improvements), and to repair any damages to the Premises caused by such removal. Any and all costs attributable to or related to the applicable building codes of the city in which the Building is located (or any other authority having jurisdiction over the Building) arising from Tenant’s plans, specifications, improvements, alterations or otherwise shall be paid by Tenant at its sole cost and expense. With regard to repairs, Alterations or any other work arising from or related to this Article 5, Landlord shall be entitled to receive an administrative/supervision fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work; provided that such fee shall not exceed 3.5% of hard construction costs.

C. Liens. Tenant shall give Landlord at least 10 days prior written notice (or such additional time as may be necessary under applicable laws) of the commencement of any Alterations, to afford Landlord the opportunity to post and record notices of nonresponsibility. Tenant will not cause or permit any mechanic’s, materialman’s or similar liens or encumbrances to be filed or exist against the Premises or the Building or Tenant’s interest in this Lease in connection with work done by Tenant under this Article or in connection with any other work and Tenant agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorney fees incurred by Landlord in connection with any such claim or action. Tenant shall remove any such lien or encumbrance by bond or otherwise within 30 days from the date of their existence thereafter reserving the right to contest the claims underlying any such lien. If Tenant fails to do so, Landlord may, without being responsible to investigate the validity or lawfulness of the lien, pay the amount or take such other action as Landlord deems necessary to remove any such lien or encumbrance or require that Tenant deposit with Landlord in cash and lawful money of the United States, 150% of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorney fees incurred by Landlord, and shall remit the balance thereof to Tenant. The amounts so paid and costs incurred by Landlord shall be deemed Additional Rent under this Lease and payable in full upon demand.

D. Compliance with ADA. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant agree that responsibility for compliance with the Americans With Disabilities Act of 1990 and all state, county and city laws and requirements regarding access barriers for disabled persons (collectively, the “ADA”) shall be allocated as follows: (i) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for all Common Areas, including exterior and interior areas of the Building not included within the Premises or the premises of other tenants; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations or repairs are made by Landlord for the purpose of improving the Building generally or are done as Landlord’s Work and the plans and specifications for the Landlord’s Work were prepared by Landlord’s architect or space planner and were not provided by Tenant’s architect or space planner; (iii) Tenant shall be responsible for compliance within the Premises with the provisions of Title III of the ADA for any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Tenant, its employees, agents or contractors, at the direction of Tenant or done pursuant to plans and specifications prepared or provided by Tenant or Tenant’s architect or space planner.

ARTICLE 6

USE

A. Use. Tenant shall use the Premises for general office purposes, and for no other purpose whatsoever, subject to and in compliance with all other provisions of this Lease, including without limitation the Building Rules and Regulations attached as Exhibit D hereto. Tenant and its invitees shall also have the nonexclusive right, along with other tenants of the Building and others authorized by Landlord, to use the Common Areas subject to such reasonable rules and regulations as Landlord may impose from time to time in its sole discretion.

B. Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs or tends to impair the character, reputation or appearance of the Building as a first class office building; (c) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; (d) annoys or inconveniences or tends to annoy or inconvenience or interfere with the use of other tenants or occupants of the Building; or (e) would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Building and/or the property located therein. Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters; provided that Tenant shall not be obligated to comply to the extent compliance would require any material out-of-pocket expense. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant’s failure to comply with the provisions of this Article.

C. Compliance with Laws. Tenant shall, at Tenant’s sole cost and expense, keep and maintain the Premises, its use thereof and its business in compliance with all governmental laws, ordinances, rules and regulations now in force or which may hereafter be in force or effect. Tenant shall comply with all Laws relating to the Premises and Tenant’s use or occupancy thereof, including without limitation, Laws requiring the Premises to be closed on Sundays or any other days or hours and Laws in connection with the health, safety and building codes, and any permit or license requirements. Landlord makes no representation or warranty that the Premises are suitable for Tenant’s purposes.

ARTICLE 7

SERVICES

A. Climate Control. Landlord shall furnish heat or air conditioning to the Premises during Normal Business Hours of the Building as set forth in Article 1, as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises. If Tenant requires heat or air conditioning at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay all of Landlord’s charges therefor on demand as Additional Rent, provided that such charges shall not exceed prevailing market rates therefor in comparable buildings in the San Francisco Financial District.

The performance by Landlord of its obligations under this Article is subject to Tenant’s compliance with the terms of this Lease including any connected electrical load established by Landlord. Tenant shall not use the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning (“HVAC”) design conditions (including any occupancy or connected electrical load conditions), including the rearrangement of partitioning which may interfere with the normal operation of the HVAC equipment, or the use of computer or data processing machines or other machines or equipment in excess of that normally required for a standard office use of the Premises. If any such use requires changes in the HVAC or plumbing systems or controls servicing the Premises or portions thereof in order to provide comfortable occupancy, such changes may be made by Landlord at Tenant’s expense and Tenant agrees to promptly pay any such amount to Landlord as Additional Rent. Landlord agrees that Tenant’s present manner of use of the 14th Floor does not exceed design conditions. Notwithstanding the foregoing, Tenant shall, at its sole expense, be responsible for the payment of all costs of the supplemental HVAC unit serving the 14th floor.

B. Elevator Service. If the Building is equipped with elevators, Landlord, during Normal Business Hours of the Building, shall furnish elevator service to Tenant to be used in common with others. At least one elevator shall remain in service during all other hours. Landlord may designate a specific elevator for use as a service elevator.

C. Janitorial Services. Landlord shall provide janitorial and cleaning services to the Premises that are comparable to such services provided in office buildings comparable in location and quality to the Building. Tenant shall pay to Landlord on demand the reasonable costs incurred by Landlord for (i) any cleaning of the Premises in excess of Landlord’s standard services due to (A) misuse or neglect on the part of Tenant or Tenant’s agents, contractors, invitees, employees and customers, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than customary first-class office areas, and (ii) removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord’s standard cleaning times.

D. Water and Electricity. Landlord shall make available domestic water in reasonable quantities to the common areas of the Building and to the Premises and cause electric service sufficient for lighting the Premises and for the operation of Ordinary Office Equipment. “Ordinary Office Equipment” shall mean office equipment wired for 120 volt electric service and rated and using less than 6 amperes or 750 watts of electric current or other office equipment approved by Landlord in writing. Landlord shall have the exclusive right to make any replacement of lamps, fluorescent tubes and lamp ballasts in the Premises. Landlord may adopt a system of relamping and ballast replacement periodically on a group basis. Tenant’s use of electric energy or water in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance, connect appliances or heavy duty equipment, other than Ordinary Office Equipment, to the Building’s electric system or make any alteration or addition to the Building’s electric system. Should Landlord grant its consent in writing, which Landlord may refuse in its sole and absolute discretion, all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within 10 days of Landlord’s demand therefor. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in Monthly Rent to offset the expected cost to Landlord of such additional service, that is, the cost of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment. If Landlord and Tenant cannot agree thereon, such cost shall be determined by an independent electrical engineer, to be selected by Landlord and paid equally by both parties.

E. Separate Meters. Without duplication of charges for services included within Operating Expenses, if the Premises are separately metered for any utility, Tenant shall reimburse utility charges to Landlord (or directly to the utility company, if possible) based upon Tenant’s actual consumption as measured by the meter. Landlord also reserves the right to install separate meters for the Premises to register the usage of all or any one of the utilities and in such event Tenant shall pay for the cost of utility usage as metered to the Premises and which is in excess of the usage reasonably anticipated by Landlord for normal office usage of the Premises. Tenant shall immediately reimburse Landlord for the cost of installation of meters, and the maintenance and repair thereof, if Tenant’s actual usage exceeds the anticipated usage level by more than 10%. The term “utility” for purposes hereof may refer to but is not limited to electricity, gas, water, sewer, steam, fire protection system, as well as HVAC, and all taxes or other charges thereon.

F. Interruptions. Landlord does not represent or warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption and Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption, reduction or discontinuance of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord shall however, exercise reasonable diligence to restore any service so interrupted.

G. Utilities Provided by Tenant. Tenant shall make application in Tenant’s own name for all utilities not provided by Landlord and shall: (i) comply with all utility company regulations for such utilities, including requirements for the installation of meters, and (ii) obtain such utilities directly from, and pay for the same when due directly to, the applicable utility company. The term “utilities” for purposes hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, as well as HVAC, and all taxes or other charges thereon. Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord’s option shall repair, alter or replace any such existing items. Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in Article 5. Tenant shall ensure that all Tenant’s HVAC equipment is installed and operated at all times in a manner to prevent roof leaks, damage, or noise due to vibrations or improper installation, maintenance or operation. Except as specifically provided in this Article 7, Tenant agrees to pay for all utilities and other services utilized by Tenant and additional Building services furnished to Tenant not uniformly furnished to all tenants of the Building at the rate generally charged by Landlord to other tenants of the Building.

H. Additional Usage by Tenant. If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system in a manner substantially greater than that occasioned by customary office uses (Landlord acknowledges that Tenant’s use of the 14th floor is customary), after ninety (90) days notice and opportunity to Tenant to remedy such condition, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

ARTICLE 8

INSURANCE

A. Required Insurance. Tenant shall, at all times during the Term of this Lease, and at its own cost and expense, maintain insurance policies, with responsible companies licensed to do business in the state where the Building is located and reasonably satisfactory to Landlord, naming Landlord, Landlord’s Building Manager, Cornerstone Real Estate Advisers, Inc., Tenant and any Mortgagee of Landlord, as their respective interests may appear, including (i) a policy of standard fire, extended coverage and special extended coverage (“all risk”) property insurance which shall be primary on the lease improvements referenced in Article 5 and Tenant’s property, including its goods, equipment and inventory, in an amount adequate to cover their replacement cost (subject to reasonable deductible), including a vandalism and malicious mischief endorsement, and sprinkler leakage coverage; (ii) business interruption insurance, loss of income and extra expense insurance covering the failure of Tenant’s telecommunications equipment and all other perils, failures or interruptions, (iii) comprehensive general liability insurance on an occurrence basis with limits of liability in an amount not less than Two Million Dollars ($2,000,000) combined single limit for each occurrence, and Three Million Dollars ($3,000,000) in the annual aggregate, (iv) Worker’s Compensation Coverage as required by law. The comprehensive general liability policy shall include contractual liability which includes the provisions of Article 9 herein (to the extent customarily insurable).

On or before the Commencement Date, Tenant shall furnish to Landlord and its Building Manager, certificates of insurance evidencing the insurance coverage set forth above, including naming Landlord, Cornerstone Real Estate Advisers, Inc. and Landlord’s Building Manager as additional insureds. Renewal certificates must be furnished to Landlord at least 30 days prior to the expiration date of such insurance policies showing the above coverage to be in full force and effect.

The foregoing policy minimum limits of liability and Tenant’s procurement and maintenance thereof shall in no event limit the liability of Tenant under this Lease. All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best’s Insurance Guide. All such policies shall be endorsed to agree that Tenant’s policy is primary and that any insurance covered by Landlord is excess and not contributing with any Tenant insurance requirement hereunder. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest from the date such sums are extended. All such insurance shall provide that it cannot be canceled except upon 30 days prior written notice to Landlord. Tenant shall comply with all rules and directives of any insurance board, company or agency determining rates of hazard coverage for the Premises, including but not limited to the installation of any equipment and/or the correction of any condition necessary to prevent any increase in such rates.

B. Waiver of Subrogation. Landlord and Tenant each agree that neither Landlord nor Tenant will have any claim against the other for any loss, damage or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss, and each agree to have their respective insurers issuing the insurance described in this Article 8 waive any rights of subrogation that such companies may have against the other party. This release shall be valid only if the insurance policy in question permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy. Each party agrees to use commercially reasonable efforts to obtain such an agreement from its insurer if the policy does not expressly permit a waiver of subrogation.

C. Waiver of Claims. Except for claims arising from Landlord’s willful misconduct that are not covered by Tenant’s insurance required hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming, through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, or other casualty, (iv) the Building, Premises, or the operating and mechanical systems or equipment of the Building, being defective, or failing, and (v) vandalism, malicious mischief, theft or other acts or omissions of any other parties including, without limitation, other tenants, contractors and invitees at the Building. Tenant agrees that Tenant’s property loss risks shall be borne by its insurance, and Tenant agrees to look solely to and seek recovery only from its insurance carriers in the event of such losses. For purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies.

ARTICLE 9

INDEMNIFICATION

Tenant shall indemnify and hold harmless Landlord and its agents, successors and assigns, including its Building Manager, from and against any and all injury, loss, costs, expenses, liabilities, claims or damage (including attorney fees and disbursements) to any person or property arising from, related to, or in connection with any incident occurring in the Premises or any negligent act or omission (including, without limitation, construction and repair of the Premises arising out of any Alterations) of Tenant, its agents, contractors, and employees, which indemnity extends to any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease; provided that Tenant shall not be required to indemnify against any such matters arising out of or relating to the negligent acts or omissions of the indemnified parties or their agents. This indemnification shall survive the expiration or termination of the Lease Term.

Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any cotenant or other occupant of the Building, or by any owner or occupants of adjoining or contiguous property. Landlord shall not be liable for any injury or damage to persons or property resulting in whole or in part from the criminal activities or willful misconduct of others. To the extent not covered by all risk property insurance, Tenant agrees to pay for all damage to the Building, as well as all damage to persons or property of other tenants or occupants thereof, caused by the negligence, fraud or willful misconduct of Tenant or any of its agents, contractors, or employees. Nothing contained herein shall be construed to relieve Landlord from liability for any personal injury resulting from its negligence, fraud or willful misconduct.

Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building is subject to Landlord’s sole discretion. Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Landlord shall not be liable for losses due to theft, vandalism, or like causes.

Landlord shall indemnify and hold harmless Tenant and its agents, successors and assigns, from and against any and all injury, loss, costs, expenses, liabilities, claims or damage (including attorney fees and disbursements) to any person or property arising from, related to, or in connection with any incident occurring in the Building (excluding the Premises) or any negligent act or omission of Landlord, its agents, contractors, and employees occurring in the Building (excluding the Premises), which indemnity extends to any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease. This indemnification shall survive the expiration or termination of the Lease Term; provided that Landlord shall not be required to indemnify against any such matters arising out of or relating to the negligent acts or omissions of the indemnified parties or their agents.

ARTICLE 10

CASUALTY DAMAGE

Tenant shall promptly notify Landlord or the Building Manager of any fire or other casualty to the Premises or to the extent it knows of damage, to the Building. In the event the Premises or any substantial part of the Building is wholly or partially damaged or destroyed by fire or other casualty which is covered by Landlord’s insurance, then Landlord will proceed to restore the same to substantially the same condition existing immediately prior to such damage or destruction unless such damage or destruction is incapable of repair or restoration within 180 days, in which event Landlord and Tenant, each, may, by written notice given to the other within 60 days of such damage or destruction, declare this Lease terminated as of the happening of such damage or destruction. If, in Landlord’s sole opinion, the net insurance proceeds recoverable by reason of the damage or destruction will not be adequate to complete the restoration of the Building, Landlord shall have the right to terminate this Lease and all unaccrued obligations of the parties hereto by sending a notice of such termination to Tenant. To the extent after fire or other casualty that Tenant shall be deprived of the use and occupancy of the Premises or any portion thereof as a result of any such damage, destruction or the repair thereof, providing Tenant did not cause the fire or other casualty, Tenant shall be relieved of the same ratable portion of the Monthly Rent due under this Lease as the amount of damaged or useless space in the Premises bears to the rentable square footage of the Premises until such time as the Premises may be restored. Landlord shall reasonably determine the amount of damaged or useless space and the square footage of the Premises referenced in the prior sentence.

ARTICLE 11

CONDEMNATION

In the event of a condemnation or talking of the entire Premises by a public or quasi-public authority, this Lease shall terminate as of the date title vests in the public or quasi-public authority. In the event of a taking or condemnation of 15% or more (but less than the whole) of the Building and without regard to whether the Premises are part of such taking or condemnation, Landlord may elect to terminate this Lease by giving notice to Tenant within 60 days of Landlord receiving notice of such condemnation. In the event of a partial taking as described in this Article, or a sale, transfer or conveyance in lieu thereof, which does not result in the termination of this Lease, Rent shall be apportioned according to the ratio that the part of the Premises remaining usable by Tenant bears to the total area of the Premises. All compensation awarded for any condemnation shall be the property of Landlord, whether such damages shall be awarded as a compensation for diminution in the value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation. Providing, however that in the event this Lease is terminated, Tenant shall be entitled to make a separate claim for the taking of Tenant’s personal property (including fixtures paid for by Tenant), and for costs of moving. Notwithstanding anything herein to the contrary, any condemnation award to Tenant shall be available only to the extent such award is payable separately to Tenant and does not diminish the award available to Landlord or any Lender of Landlord and such award shall be limited to the amount of Rent actually paid by Tenant to Landlord for the period of time for which the award is given. Any additional portion of such award shall belong to Landlord. Tenant hereby waives any and all rights, imposed by law, statute, ordinance, governmental regulation or requirement of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, it might otherwise have to petition a court to terminate the Lease.

ARTICLE 12

REPAIR AND MAINTENANCE

A. Tenant’s Obligations. Tenant shall keep the Premises in good working order, repair (and in compliance with all Laws now or hereafter adopted) and condition (which condition shall be neat, clean and sanitary, and free of pests and rodents) and shall make all necessary nonstructural repairs thereto and any repairs to non-Building standard mechanical, HVAC, electrical and plumbing systems or components in or serving the Premises. Tenant’s obligations hereunder shall include, but not be limited to, Tenant’s trade fixtures and equipment, security systems, signs, interior decorations, floor-coverings, wall-coverings, entry and interior doors, interior glass, light fixtures and bulbs, keys and locks, and alterations to the Premises whether installed by Tenant or Landlord. Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within 5 business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within 5 days from invoice from Landlord. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from Rent.

B. Landlord’s Obligations. Landlord shall make all necessary structural repairs to the Building and any necessary repairs to the Building standard mechanical, HVAC, electrical, and plumbing systems in or servicing the Premises (the cost of which shall be included in Operating Expenses under Article 4), excluding repairs required to be made by Tenant pursuant to this Article. Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Landlord shall not be liable for any failure to make repairs or to perform any maintenance unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is received by Landlord from Tenant. Landlord shall make every reasonable effort to perform all such repairs or maintenance in such a manner (in its judgment) so as to cause minimum interference with Tenant and the Premises but Landlord shall not be liable to Tenant for any interruption or loss of business pertaining to such activities. Landlord shall have the right to require that any damage caused by the willful misconduct of Tenant or any of Tenant’s agents, contractors, employees, invitees or customers, be paid for and performed by the Tenant (without limiting Landlord’s other remedies herein).

C. Signs and Obstructions. Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the

Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord. Landlord shall have the right to withdraw such consent at any time and to require Tenant to remove any sign, projection, awning, signal or advertisement to be affixed to the Building or the Premises. If such work is done by Tenant through any person, firm or corporation not designated by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as Additional Rent, payable within 10 days of Landlord’s demand therefor.

D. Outside Services. Tenant shall not permit, except by Landlord or a person or company reasonably satisfactory to and approved by Landlord: (i) the extermination of vermin in, on or about the Premises; (ii) the servicing of heating, ventilating and air conditioning equipment; (iii) the collection of rubbish and trash other than in compliance with local government health requirements and in accordance with the rules and regulations established by Landlord, which shall minimally provide that Tenant’s rubbish and trash shall be kept in containers located so as not to be visible to members of the public and in a sanitary and neat condition; or (iv) window cleaning, janitorial services or similar work in the Premises.

E. Condition of Premises. Tenant hereby agrees that the Premises shall be taken “as is,” “with all faults,” “without any representations or warranties,” and Tenant hereby acknowledges and agrees that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant hereby acknowledges that there are no abandoned wires or cables within the Premises. Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Building or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly represents and warrants that Tenant has relied solely on its own investigation and inspection of the Premises and the Building in its decision to enter into this Lease and let the Premises in an “As Is” condition. The Premises shall be initially improved as provided in, and subject to, the Tenant Work Letter. The existing leasehold improvements in the Premises as of the date of this Lease, together with the Tenant Improvements as defined in the Work Letter may be collectively referred to herein as the “Leasehold Improvements.” The taking of possession of the Premises by Tenant for the purpose of constructing the Tenant Improvements shall conclusively establish that the Premises, the existing leasehold improvements and the Building were at such time in satisfactory condition. Tenant hereby waives any obligation, imposed by a law, statute, ordinance, governmental regulation or requirement of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, requiring the Landlord to alter the Premises or the Building to conform to any specified condition and to repair any subsequent deterioration thereof, which render it unacceptable by such governing body. If such deterioration is repaired by Tenant, Tenant may not deduct the expenses of such repairs from Rent when due and Tenant has no right to vacate the Premises and be discharged from further payment of Rent if such repairs are not made by Landlord, but Tenant’s sole remedy shall be to recover from Landlord by legal proceedings the costs incurred by Tenant in repairing such deterioration.

Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building pipes, ducts, conduits, wires, appurtenant fixtures, and mechanical systems, wherever located in the Premises or the Building, (ii) to alter, close or relocate any facility in the Premises or the Common Areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Building or otherwise and (iii) to comply with any federal, state or local law, rule or order with respect thereto or the regulation thereof not currently in effect. Landlord shall attempt to perform any such work with the least inconvenience to Tenant as possible, but in no event shall Tenant be permitted to withhold or reduce Rent or other charges due hereunder as a result of same or otherwise make claim against Landlord for interruption or interference with Tenant’s business and/or operations.

ARTICLE 13

INSPECTION OF PREMISES

Tenant shall permit the Landlord, the Building Manager and its authorized representatives to enter the Premises to show the Premises during Normal Business Hours of the Building and at other reasonable times, in the case of an emergency or to inspect the Premises, to clean the Premises, to serve or post notices as provided by law or which Landlord deems necessary for the protection of Landlord or Landlord’s property, and to make such repairs, improvements, alterations or additions in the Premises or in the Building of which they are a part as Landlord may deem necessary or appropriate. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, only in the case of an emergency, without liability to Tenant and without affecting this Lease.

ARTICLE 14

SURRENDER OF PREMISES

Upon the expiration of the Term, or sooner termination of the Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, normal wear and tear and damage by fire and other casualty which are Landlord’s obligation excepted. All Tenant Improvements and other fixtures, such as light fixtures and HVAC equipment, wall coverings, carpeting and drapes, in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain, all without compensation, allowance or credit to Tenant. Any property not removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant’s expense free of any and all claims of Tenant, as Landlord shall desire. All property not removed from the Premises by Tenant may be handled or stored by Landlord at Tenant’s expense and Landlord shall not be liable for the value, preservation or safekeeping thereof. At Landlord’s option all or part of such property may be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. The Tenant hereby waives, to the maximum extent allowable, the benefit of all laws now or hereafter in force in this state or elsewhere exempting property from liability for rent or for debt.

ARTICLE 15

HOLDING OVER

Should Tenant, without Landlord’s written consent, hold over after termination of this Lease, Tenant shall become a tenant from month-to-month, only upon each and all of the terms herein provided as may be applicable to a month-to-month tenancy and any such holding over shall not constitute an extension of this Lease. Tenant shall pay Landlord, monthly and in advance, 200% of the amount of Rent then applicable, prorated on a per diem basis, for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof and all other payments required to be made by Tenant hereunder. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises) and Landlord shall have the right at any time thereafter to enter and possess the Premises and remove all property and persons therefrom or to require Tenant to surrender possession of the Premises as provided in this Lease upon the expiration or earlier termination of the Term. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant agrees to indemnify, defend and hold harmless Landlord from all costs, loss, expense or liability, including without limitation, claims made by any succeeding tenant and real estate brokers’ claims and attorney fees.

ARTICLE 16

SUBLETTING AND ASSIGNMENT

A. Except as otherwise provided herein, Tenant shall not, without the prior written consent of Landlord which shall not unreasonably withheld, conditioned or delayed, assign this Lease or any interest thereunder, or sublet Premises or any part thereof, or permit the use of Premises by any party other than Tenant. In the event that during the term of this Lease, Tenant desires to assign this Lease or sublease all of the Premises (other than subleases or assignments permitted under Section 16.B) and requests consent by Landlord to a proposed assignee or subtenant, Landlord shall consider such replacement tenant and notify Tenant within twenty (20) days as to Landlord’s choice, at Landlord’s reasonable discretion, of the following:

(a) That Landlord consents to a subleasing of the Premises or assignment of the Lease to such replacement tenant provided that Tenant shall remain fully liable for all of its obligations and liabilities under this Lease and provided further that Landlord shall be entitled to 50% of any profit obtained by Tenant from such subletting or assignment; or

(b) That this Lease shall be cancelled upon such replacement tenant’s entering into a mutually satisfactory new lease for the Premises with Landlord, and Tenant shall thereupon be released from all further obligations and liabilities under this Lease (excepting only any unpaid rentals or any unperformed covenants then past due under this Lease or any guarantee by Tenant of replacement tenant’s obligations); or

(c) That Landlord declines to consent to such sublease or assignment for any of the reasons set forth in Section C of this Article; or

(d) that Landlord elects to cancel the Lease and recapture the Premises. In such event Tenant shall surrender possession of the Premises on the date set forth in a notice from Landlord in accordance with the provisions of this Lease relating to the surrender of the Premises but no sooner than 90 days. If Landlord shall cancel this Lease, Landlord may relet the Premises, or the applicable portion of the Premises, to any other party (including, without limitation, the proposed assignee or subtenant of Tenant), without any liability to Tenant.

B. Notwithstanding anything to the contrary contained in Article 16.A., above: Tenant shall be permitted, without necessity of Landlord’s consent, to assign this Lease or sublease the Premises or any portion thereof to (1) any purchaser of all or substantially all of Tenant’s assets, or (2) any entity in control of, under the control of, or in common control with, Tenant.

C. Notwithstanding anything to the contrary contained in Article 16.A., above, Tenant’s transfer of its interest pursuant to this Lease, other than as may be permitted pursuant to Article 16.B, shall be subject to the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

(a) That the proposed transferee shall be subject to the prior written consent of Landlord, which may be withheld in Landlord’s reasonable discretion but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

(i) The use to be made of the Premises by the proposed transferee is (1) not generally consistent with the character and nature of all other tenancies in the Building, or (2) a use which conflicts with any so-called “exclusive” then in favor of, or for any use which is the same as that stated in any percentage rent lease to, another tenant of the Building or any other buildings which are in the same complex as the Building, or (3) a use which would be prohibited by any other portion of this Lease (including, but not limited to, any rules and regulations then in effect);

(ii) The financial net worth, cash flow and creditworthiness of the proposed transferee is not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;

(iii) The proposed transferee is either a governmental agency or instrumentality thereof; or

(iv) Either the proposed transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed transferee (A) occupies space in the Building at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the 6-month period immediately preceding the date of the proposed transfer, to lease space in the Building; or

(v) Landlord is otherwise reasonably dissatisfied with the identity of the proposed transferee, its history of operations (including prior relations with its creditors) or any other factor materially and adversely affecting the proposed transferee; or

(vi) The proposed transferee does not have a good reputation or has a use for Premises and a number of employees that is not reasonably consistent with that of Tenant’s operation.

(b) Whether or not Landlord consents to any such transfer, Tenant shall pay to Landlord the then-standard processing fee of Landlord and reasonable attorney fees incurred by Landlord in connection with the proposed transfer up to the aggregate sum of $1,500.00;

(c) That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

(d) That an executed duplicate original of said assignment and assumption agreement or other transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within 5 days after the execution thereof, and that such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord’s consent thereto. It shall be a condition to Landlord’s consent to any subleasing, assignment or other transfer of part or all of Tenant’s interest in the Premises (hereinafter referred to as a “Transfer”) that (i) upon Landlord’s consent to any Transfer, Tenant shall pay and continue to pay 50% of any “Transfer Premium” (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant’s interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such Transfer and consent shall be effected on forms supplied by Landlord and/or its legal counsel; (iv) Landlord may require that Tenant not then be in default hereunder in any respect; and (v) Tenant or the proposed subtenant or assignee (collectively, “Transferee”) shall agree to pay Landlord, upon demand, as additional rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by a Transferee in connection with a Transfer in excess of the Rent payable by Tenant under this Lease during the term of the Transfer and if such Transfer is less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer. In no event shall the consent by Landlord to an assignment or subletting be construed as relieving Tenant, any assignee, or sublessee from obtaining the express written consent of Landlord to any further assignment or subletting, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of Rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 16 or the acceptance of any assignee or subtenant hereunder, or a release of Tenant (or of any successor of Tenant or any subtenant). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 16 or otherwise has breached or acted unreasonably under this Article 16, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages other than the recovery of attorneys’ fees and costs as may allowed hereunder or under law, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. In connection with such remedies, Landlord agrees that irreparable harm would result from any breach of this Article 16 by Landlord, that monetary damages would not suffice, and that, therefore, Tenant shall be entitled to injunctive relief.

D. Consent by Landlord hereunder shall in no way operate as a waiver by Landlord of, or to release or discharge Tenant from, any liability under this Lease or be construed to relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, subletting, transfer, use or occupancy.

ARTICLE 17

SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Building, and all other encumbrances and matters of public record applicable to the Building, including without limitation, any reciprocal easement or operating agreements, ground or underlying leases, covenants, conditions and restrictions and Tenant shall not act or permit the Premises to be operated in violation thereof. Landlord represents that, as of the date this Lease is executed by Landlord, Landlord is the fee title owner of the Building and the Building is not encumbered by a mortgage or deed of trust. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases or Mortgages which may hereafter be executed covering the Premises, the Building or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from any Lender or other party in question a written undertaking in favor of Tenant to the effect that such Lender or other party will not disturb Tenant’s right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease. Tenant agrees, within 10 days after Landlord’s written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such Mortgages, deeds of trust, or leasehold estates. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted

(or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such foreclosure sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment, within 5 days of Landlord’s request therefor. In the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any future modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of 30 days in which to cure (or such additional time as may be required due to causes beyond such Lender’s control, including time to obtain possession of the Building by power of sale or judicial action or deed in lieu of foreclosure). The provisions of this Article shall be self-operative; however, Tenant shall execute such documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this Article in recordable form. To the extent not expressly prohibited by Law, Tenant waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.

ARTICLE 18

ESTOPPEL CERTIFICATE

Tenant shall from time to time, upon written request by Landlord or any Lender, execute, acknowledge and deliver to Landlord or such Lender, within 10 business days after from receipt of such request, a statement in writing certifying, without limitation: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying such modifications and certifying that the Lease, as modified, is in full force and effect); (ii) the dates to which Rent and any other charges have been paid; (iii) that Landlord is not in default under any provision of this Lease (or if Landlord is in default, specifying each such default) and that no events or conditions exist which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder; (iv) the address to which notices to Tenant shall be sent; and (v) the amount of Tenant’s security deposit; it being understood that any such statement so delivered may be relied upon in connection with any lease, mortgage or transfer.

Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that: (i) this Lease is in full force and effect and has not been modified except as Landlord may represent; (ii) not more than one month Rent has been paid in advance; (iii) there are no defaults by Landlord; (iv) notices to Tenant shall be sent to Tenant’s Address as set forth in Article 1 of this Lease; and (v) that all other statements contained in such estoppel are true and correct. Notwithstanding the presumptions of this Article, Tenant shall not be relieved of its obligation to deliver said statement. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact and in Tenant’s name, place and stead to execute any and all documents described in this Article 18 if Tenant fails to do so within the specified time period.

ARTICLE 19

DEFAULTS

If Tenant: (i) after 5 days’ notice and opportunity to cure, fails to pay when due any installment or other payment of Rent, or to keep in effect any insurance required to be maintained hereunder; or (ii) abandons the Premises or fails to accept tender of possession of the Premises; or (iii) makes a general assignment for the benefit of creditors, files a voluntary bankruptcy or an involuntary petition in bankruptcy is filed against Tenant which petition is not dismissed within 60 days of its filing; or (iv) fails to cause to be released any mechanic’s liens arising out of work performed by Tenant or Tenant’s contractors filed against the Premises or the Building within 30 days after the date the same shall have been filed or recorded; or (v) after 10 days’ notice and opportunity to cure, fails to observe or perform according to the provisions of Article 17 or 18 within the time periods specified in such Articles, or (vi) fails to perform or observe any of the other covenants, conditions or agreements contained herein on Tenant’s part to be kept or performed and such failure shall continue for 30 days after notice thereof is given by or on behalf of Landlord; provided that if such failure under this clause (vi) is not capable of cure within 30 days, Tenant shall not be in default so long as Tenant diligently proves cure thereof, then any such event or conduct shall constitute a “default” hereunder. All notices required to be given under this paragraph shall be in lieu of, and not in addition to any notice requirements imposed by law, statute, ordinance, governmental regulation or requirement of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect.

If Tenant or any guarantor hereunder files a voluntary petition pursuant to the United States Bankruptcy Reform Act of 1978, as the same may be from time to time be amended (the “Bankruptcy Code”), or take the benefit of any insolvency act or be dissolved, or if an involuntary petition or proceeding for dissolution or liquidation is filed against Tenant pursuant to the Bankruptcy Code and said petition is not dismissed within 60 days after such filing, or if a proceeding for the appointment of a trustee or a receiver is commenced for Tenant’s business or all or a portion of its assets and the appointment of such receiver is not vacated within 60 days after such appointment, or if it shall make a general assignment for the benefit of its creditors, then Landlord shall have all of the rights provided for in the event of nonpayment of the Rent. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay in the event Tenant files a petition under the Bankruptcy Code, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor under this Lease.

If any alleged default on the part of the Landlord hereunder occurs, Tenant may give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default. In addition, Tenant shall send a copy of any such notice by certified or registered mail, postage prepaid, to the holder of any Mortgage whose address Tenant has been provided in writing, and shall afford such Mortgage holder a reasonable opportunity to cure any alleged default on Landlord’s behalf. In no event will any such Mortgage holder be responsible for any damages incurred by Tenant, including but not limited to, lost profits or interruption of business as a result of any alleged default by Landlord hereunder.

ARTICLE 20

REMEDIES OF LANDLORD

The remedies provided Landlord under this Lease are cumulative.

(a) Upon the occurrence of any default, Landlord may serve notice on Tenant that the Term and the estate hereby vested in Tenant and any and all other rights of Tenant hereunder shall cease on the date specified in such notice and on the specified date this Lease shall cease and expire as fully and with the effect as if the Term had expired for passage of time.

(b) Without terminating this Lease in case of a default or if this Lease shall be terminated for default as provided herein, Landlord may reenter the Premises, remove Tenant, or cause Tenant to be removed from the Premises in such manner as Landlord may deem advisable, with or without legal process, and using such reasonable force as may be necessary. In the event of reentry without terminating this Lease, Tenant shall continue to be liable for all Rents and other charges accruing or coming due under this Lease.

(c) If Landlord, without terminating this Lease, shall reenter the Premises or if this Lease shall be terminated as provided in paragraph (a) above:

(i) All Rent due from Tenant to Landlord shall thereupon become due and shall be paid up to the time of reentry, dispossession or expiration, together with reasonable costs and expenses (including, without limitation, attorney fees) of Landlord. Landlord has the remedy described in California Civil Code Section 1951.4 and may continue this Lease in effect after the Tenant’s breach and abandonment of the Premises and recover the Rent as it becomes due under this Lease.

(ii) Landlord, without any obligation to do so, may relet the Premises or any part thereof for a term or terms which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions in reletting as Landlord, in the exercise of its reasonable business judgment, deems desirable. In connection with such reletting, Tenant shall be liable for all costs of the reletting including, without limitation, rent concessions, leasing commissions, legal fees and alteration and remodeling costs; and

(iii) If Landlord shall have terminated this Lease, Tenant shall also be liable to Landlord for all damages provided for at law and under this Lease resulting from Tenant’s breach, including, without limitation, the right to recover the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided. For purposes of this paragraph, Tenant shall be deemed to include any guarantor or surety of the Lease.

(d) LANDLORD AND TENANT HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, ACTION PROCEEDING OR COUNTERCLAIM BY EITHER LANDLORD OR TENANT AGAINST THE OTHER OR ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT’S USE OR OCCUPANCY OR THE PREMISES.

(e) In addition to the above, Landlord shall have any and all other rights provided a landlord at law or in equity, including, but not limited to, those remedies provided for by laws, statutes, ordinances, governmental regulations or requirements of the United States, the State in which the Building is located or any local government authority or agency or any political subdivision thereof, now or hereafter in effect, for breach of a lease or tenancy by a tenant.

(f) Attorney Fees.

(i) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall reimburse the successful party for its reasonable attorney fees incurred in such suit and such attorney fees shall be deemed to have accrued prior to the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

(ii) Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from and against any judgment rendered against Landlord or the Premises or any part thereof and from and against all costs and expenses, including reasonable attorney fees, incurred by Landlord in connection with such litigation.

(iii) When legal services are rendered by an attorney at law who is an employee of a party, attorney fees incurred by that party shall be deemed to include an amount based upon the number of hours spent by such employee on such matters multiplied by an appropriate billing rate determined by taking into consideration the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

ARTICLE 21

QUIET ENJOYMENT

Landlord covenants and agrees with Tenant that so long as Tenant pays Rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant’s possession will not be disturbed by anyone claiming by, through, or under Landlord.

ARTICLE 22

ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of an amount less than full payment of Rent then due and payable shall be deemed to be other than on account of Rent then due and payable, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

ARTICLE 23

SECURITY DEPOSIT

A. To secure the full and faithful performance by Tenant of all of the covenants, conditions and agreements set forth in this Lease to be performed by it, including, without limitation, foregoing such covenants, conditions and agreements in this Lease which become applicable upon its termination by reentry or otherwise, Tenant has deposited with Landlord concurrently with its execution of this Lease, in the form of the “Letter of Credit” (as defined below), the sum shown in Article 1 as a “Security Deposit” on the understanding:

(a) That the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, including but not limited to a breach for failure to pay Rent, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

(b) That should the Premises be conveyed by Landlord, the Security Deposit or any balance thereof may be turned over to Landlord’s grantee, and if the Security Deposit is turned over to such grantee, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and its application or return, and Tenant agrees to look solely to such grantee for such application or return;

(c) That Landlord may commingle the Security Deposit with other funds, shall not be required to keep the Security Deposit in trust, and shall not be obligated to pay Tenant any interest;

(d) That the Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Tenant, nor shall it be a bar or defense to any actions by Landlord against Tenant; and

(e) That if Tenant shall faithfully perform all of the covenants and agreements contained in this Lease on the part of Tenant to be performed, and provided there exists no default by Tenant hereunder, the Security Deposit or any then remaining balance thereof, shall be returned to Tenant, without interest, within thirty (30) days after the expiration of the Term, provided that subsequent to the expiration of this Lease, Landlord may retain from the Security Deposit (i) an amount reasonably estimated by Landlord to cover potential Operating Expense reconciliation payments due with respect to the calendar year in which this Lease terminates or expires (such amount so retained shall not, in any event, exceed ten percent (10%) of estimated Operating Expense payments due from Tenant for such calendar year through the date of expiration or earlier termination of this Lease and any amounts so retained and not applied to such reconciliation shall be returned to Tenant within thirty (30) days after Landlord’s delivery of the Statement for such calendar year), (ii) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (iii) any and all amounts permitted by law or this Article 23. Tenant hereby waives any and all provisions of law, now or hereafter in effect in the State in which the Building is located or any local government authority or agency or any political subdivision thereof, that limit the types of defaults for which a landlord may claim sums from a security deposit, it being agreed that Landlord, in addition, may claim those sums specified in this Article 23 above and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant. Tenant further covenants that it will not assign or encumber its rights with respect to the money deposited herein as a Security Deposit (other than to an assignee of this Lease in connection with a permitted assignment under Article 16 hereof) and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

B. Concurrently with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (“Letter of Credit”) in the amount of Three Hundred Eighty Thousand Eight Hundred Thirteen Dollars and Twenty-Two Cents ($380,813.22) as Tenant’s Security Deposit under this Lease, subject to the terms and conditions of this Article 23(B). The Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during this Lease Term. The Letter of Credit is being provided as additional security in lieu of a third-party guarantee of this Lease, which Landlord would otherwise require. The Letter of Credit shall reflect Landlord as beneficiary. The form of the Letter of Credit shall be subject to the review and approval of Landlord, in its sole discretion, and the Letter of Credit shall contain language allowing Landlord to draw upon the Letter of Credit upon presentation to the issuer of Landlord’s written statement that Landlord is entitled to the funds represented by such Letter of Credit in accordance with the terms of this Lease. The Letter of Credit shall be issued by a commercial bank having its principal office within the United States of America and shall be capable of being drawn upon at a location in California. In all cases, the identity of the issuer of the Letter of Credit shall be subject to the approval of Landlord, in its reasonable discretion. The Letter of Credit shall provide that the issuer of the Letter of Credit shall provide Landlord with at least thirty (30) days written notice prior to revoking, terminating or failing to renew the Letter of Credit. Should Landlord receive written notice from the issuer of the Letter of Credit that the issuer intends to revoke, terminate or fail to renew the Letter of Credit, Landlord shall have the right, after fifteen (15) days prior written notice to Tenant, to draw the entire amount of the Letter of Credit. If Landlord draws upon the Letter of Credit, Landlord shall hold such amount as a Security Deposit. During such fifteen (15) day period, Tenant shall have the right to furnish a substitute Letter of Credit, subject to the terms and conditions of this Article 23(B). Except as provided in the preceding provisions of this Section 23.B, Landlord shall only be required to give Tenant at least five (5) days written notice prior to any drawing upon the Letter of Credit. In no event shall Tenant’s consent to any drawing on the Letter of Credit be required. Landlord may draw upon the Letter of Credit upon the occurrence or nonoccurrence of any event entitling Landlord under this Lease to apply any portion of the Security Deposit. The Letter of Credit must permit partial drawings. In the event of a sale or other disposition of the Premises, Landlord may require that Tenant furnish to Landlord’s transferee a substitute or amended Letter of Credit, naming such transferee as the beneficiary and otherwise in compliance with this Article 23(B), provided such transferee reimburses Tenant for the nominal administrative fee charged by the issuer of the Letter of Credit for issuing a substitute or amended Letter of Credit in the name of the transferee. If Tenant has not previously been in default under this Lease, the Letter of Credit shall be decreased by One Hundred Thousand Dollars ($100,000.00) on the third anniversary of the Commencement Date. The Letter of Credit will then be decreased by an additional One Hundred Thousand Dollars ( $100,000.00) on the fourth anniversary of the Commencement Date. Tenant shall be permitted to replace the Letter of Credit with a cash Security Deposit in the same amount at anytime.

ARTICLE 24

BROKERAGE COMMISSION

Landlord and Tenant represent and warrant to each other that neither has dealt with any broker, finder or agent except for the Broker(s) identified in Article 1. Tenant represents and warrants to Landlord that (except with respect to the Broker identified in Article 1 and with whom Landlord has entered into a separate brokerage agreement) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent commission salesperson, or other person. Tenant agrees to indemnify and hold harmless Landlord, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorney fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship not referenced in Article 1 arising out of the conduct of Tenant. Landlord shall be responsible for payment of the Broker(s) identified in Article 1. Landlord agrees to indemnify and hold harmless Tenant, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns from and against any and all loss, liabilities, claims, suits, or judgments (including, without limitation, reasonable attorney fees and court costs incurred in connection with any such claims, suits, or judgments, or in connection with the enforcement of this indemnity) for any fees, commissions, or compensation of any kind which arise out of or are in any way connected with any claimed agency relationship referenced in Article 1 or arising out of the conduct of Landlord.

ARTICLE 25

FORCE MAJEURE

Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder; provided:

(a) Nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of Rent, or any delay in the cure of any default which may be cured by the payment of money;

(b) No reliance by Tenant upon this Section shall limit or restrict in any way Landlord’s right of self-help as provided in this Lease; and

(c) Tenant shall not be entitled to rely upon this Section unless it shall first have given Landlord notice of the existence of any force majeure preventing the performance of an obligation of Tenant within 5 days after the commencement of the force majeure.

ARTICLE 26

PARKING

A. Landlord hereby grants to Tenant the right, in common with others authorized by Landlord, to use the parking facilities, if any, owned by Landlord for use with the Building. Landlord, at its sole election, may designate the types, sizes, configuration, and locations of parking spaces within the parking facilities which Tenant shall be allowed to use. Landlord shall have the right, at Landlord’s sole election, to change said types, sizes, configuration, and locations from time to time; provided, however, such designation shall be uniformly applied and shall not unfairly favor any tenant in the Building. Notwithstanding the foregoing, Landlord shall make available to Tenant, at all time during the Term, the parking spaces identified in Article l.Q.

B. Commencing on the Commencement Date and throughout the Term, Tenant shall pay Landlord monthly in advance with the Monthly Rent, the parking rate for each type of parking space provided to Tenant at the prevailing parking rate, as Landlord may designate from time to time, at Landlord’s sole election, for each such type of parking space. In addition to the right reserved hereunder by Landlord to designate the parking rate from time to time, Landlord shall have the right to change the parking rate at any time to include therein any amounts levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1970, as amended, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or the reduction or control of motor vehicle traffic, or motor vehicle pollution. Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the parking facility by Tenant. Tenant shall have the option of surrendering some or all of its parking spaces and to cease paying the parking rate attendant thereto.

C. If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the parking facilities and if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use the parking facilities. If Landlord institutes such an identification procedure, Landlord may provide additional parking spaces for use by customers and invitees of Tenant on a daily basis at prevailing parking rates, if any. At Landlord’s sole election, Landlord may make validation stickers available to Tenant for any such additional parking spaces, provided, however, if Landlord makes validation stickers available to any other tenant in the Building, Landlord shall make such validation stickers available to Tenant. Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close off or restrict access to the parking facility for purposes of permitting or facilitating construction, alteration or improvement. Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord.

D. The parking facilities provided for herein are provided solely for the accommodation of Tenant, and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or tenant’s employees, customers, agents, contractors or invitees. Other than in connection with a sublease of the Premises or an assignment of this Lease that is permitted or has been approved by Landlord as provided in Article 16 of this Lease, Tenant may not assign, transfer, sublease or otherwise alienate the use of the parking facilities without Landlord’s prior written consent. Tenant’s continued right to use the parking facilities is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease.

ARTICLE 27

HAZARDOUS MATERIALS

A. Definition of Hazardous Materials. The term “Hazardous Materials” for purposes hereof shall mean any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know”

requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet (“MSDS”). The term “Hazardous Material” includes, without limitation, any material, waste or substance which is (i) included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” or “solid waste” in or pursuant to any environmental Law, or subject to regulation under any environmental Law, (ii) listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, as to date or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as to date or hereafter amended, (iii) an explosive, radioactive, asbestos, polychlorinated biphenyl, oil or petroleum product, (iv) designated as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (v) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), (vi) defined as a “Hazardous Substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601), or (vii) any substance deemed to be a “Hazardous Material” by any present or future federal, state or local Law, statute, regulation ordinance, or any judicial or administrative order or judgment thereunder, because it effects the health, industrial hygiene or the environmental or ecological conditions on, under or about the Premises or the Building.

B. No Hazardous Materials. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under Article 6, provided: (a) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturers’ instructions therefor, (b) such Hazardous Materials shall not be disposed of, released or discharged in the Building, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord’s trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements, at Tenant’s expense, for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Building upon expiration or earlier termination of this Lease.

C. Notices To Landlord. Upon becoming aware thereof, Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Article, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises.

Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such materials, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by Law.

D. Indemnification of Landlord. If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Building in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws, clean up, remediate and remove the Hazardous Materials from the Building and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense (without limiting Landlord’s other remedies therefor). Tenant shall further be required to indemnify and hold Landlord, Landlord’s directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this Article by Tenant, Tenant’s occupants, employees, contractors or agents. Any cleanup, remediation and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Article has been violated, Tenant shall pay for the costs of such tests. The provisions of this Article shall survive the expiration or earlier termination of this Lease. Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant, including the following: (i) Hazardous Material present in the soil or ground water on the Building property of which Landlord has no knowledge as of the effective date of this Lease; (ii) a change in Laws which relate to Hazardous Material which make that Hazardous Material which is present on the property on which the Building is located as of the effective date of this Lease, whether known or unknown to Landlord, a violation of such new laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves onto, or under, the Building property after the effective date of this Lease; or Hazardous Material present on or under the Building property as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Building property by other tenants in the Building or their agents, employees, contractors, or invitees, or by others. Accordingly, Landlord and Tenant agree that the cost of complying with Laws relating to Hazardous Materials on the Building property for which Landlord is legally liable and which are paid or incurred by Landlord shall be an Operating Expense (and Tenant shall pay- Tenant’s Pro Rata Share thereof in accordance with Article 4) unless the cost of such compliance as between Landlord and Tenant, is made the responsibility of Tenant pursuant to Article 27(B), above. To the extent any such Operating Expense relating to Hazardous Materials is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Operating Expense to which such recovery or reimbursement relates.

E. Subletting or Assignment. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee’s actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

ARTICLE 28

ADDITIONAL RIGHTS RESERVED BY LANDLORD

In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim:

(a) To name the Building and to change the name or street address of the Building;

(b) To install and maintain all signs on the exterior and interior of the Building (so long as exterior signs do not block the windows of the Premises);

(c) To designate all sources furnishing sign painting or lettering for use in the Building;

(d) During the last 90 days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for occupancy, without affecting Tenant’s obligation to pay Rent for the Premises;

(e) To have pass keys to the Premises and all doors therein, excluding Tenant’s vaults and safes;

(f) On reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser, Lender, mortgagee, or assignee of any mortgage on the Building or the land on which the Building is located and to others having an interest therein at any time during the Term, and to prospective tenants during the last 6 months of the Term;

(g) To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all Laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that during the progress of any work on the Premises or at the Building, Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of performing any work or by bringing or storing materials, supplies, tools or equipment in the Building or Premises during the performance of any work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever;

(h) To relocate various facilities within the Building and on the land of which the Building is a part if Landlord shall determine such relocation to be in the best interest of the development of the Building and such property, provided that such relocation shall not materially restrict access to the Premises; and

(i) To install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.

ARTICLE 29

DEFINED TERMS

A. “Building” shall refer to the Building named in Article 1 of which the leased Premises are a part (including all modifications, additions and alterations made to the Building during the term of this Lease), the real property on which the same is located, all plazas, common areas and any other areas located on said real property and designated by Landlord for use by all tenants in the Building. A plan showing the Building is attached hereto as Exhibit A and made a part hereof and the Premises is defined in Article 2 and shown on said Exhibit A by cross-hatched lines.

B. “Common Areas” shall mean and include all areas, facilities, equipment, directories and signs of the Building (exclusive of the Premises and areas leased to other Tenants) made available and designated by Landlord for the common and joint use and benefit of Landlord, Tenant and other tenants and occupants of the Building including, but not limited to, lobbies, public washrooms, hallways, sidewalks, parking areas, landscaped areas and service entrances. Common Areas may further include such areas in adjoining properties under reciprocal easement agreements, operating agreements or other such agreements now or hereafter in effect and which are available to Landlord, Tenant and Tenant’s employees and invitees. Landlord reserves the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change, and modify all or any part of the Common Areas.

C. “Default Rate” shall mean 18% per annum, or the highest rate permitted by applicable law, whichever shall be less. If the application of the Default Rate causes any provision of this Lease to be usurious or unenforceable, the Default Rate shall automatically be reduced so as to prevent such result.

D. “Hazardous Materials” shall have the meaning set forth in Article 27.

E. “Landlord” and “Tenant” shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there is more than one, the obligations thereof shall be joint and several. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term “Landlord” shall include Landlord’s present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

F. “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Building is located, and decisions of federal courts applying the Laws of such state.

G. “Lease” shall mean this lease executed between Tenant and Landlord, including any extensions, amendments or modifications and any Exhibits attached hereto.

H. “Lease Year” shall mean each calendar year or portion thereof during the Term.

I. “Lender” shall mean the holder of a Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessee.

J. “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Building or any part thereof with the written consent of Landlord, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

K. “Operating Expenses” shall mean all operating expenses of any kind or nature which are necessary, ordinary or customarily incurred in connection with the operation, maintenance, replacement, ownership or repair of the Building as determined by Landlord.

Operating Expenses shall include, but not be limited to:

(a) Costs of supplies, including, but not limited to, the cost of relamping all Building standard lighting as the same may be required from time to time;

(b) Costs incurred in connection with obtaining and providing energy for the Building, including, but not limited to, costs of propane, butane, natural gas, steam, electricity, solar energy and fuel oils, coal or any other energy sources, including any taxes thereon;

(c) Costs of water and sanitary and storm drainage services;

(d) Costs of janitorial and security services;

(e) Costs of general maintenance and repairs, including costs under HVAC, the intrabuilding network cable and other mechanical maintenance contracts and maintenance, repairs and replacement of equipment and tools used in connection with operating the Building and the parking facilities;

(f) Costs of maintenance and replacement of landscaping;

(g) Insurance premiums, including fire and all-risk coverage, together with loss of rent endorsements, the part of any claim required to be paid under the deductible portion of any insurance policies carried by Landlord in connection with the Building, public liability insurance and any other insurance carried by Landlord on the Building, or any component parts thereof (all such insurance shall be in such amounts as may be required by any holder of a Mortgage or as Landlord may reasonably determine);

(h) Labor costs, including wages and other payments, costs to Landlord of worker’s compensation and disability insurance, payroll taxes, employment taxes, general welfare benefits, pension payments, medical and surgical benefits, fringe benefits, and all legal fees and other costs or expenses incurred in resolving any labor dispute;

(i) Professional building management fees required for management of the Building;

(j) Legal, accounting, inspection, and other consultation fees (including, without limitation, fees charged by consultants retained by Landlord for services that are designed to produce a reduction in Operating Expenses or to reasonably improve the operation, maintenance or state of repair of the Building) incurred in the ordinary course of operating the Building or in connection with making the computations required hereunder or in any audit of operations of the Building;

(k) The costs of capital improvements or structural repairs or replacements made in or to the Building in order to conform to changes, subsequent to the date of this Lease, in any applicable Laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein “Required Capital Improvements”) or the costs incurred by Landlord to install a new or replacement capital item for the purpose of reducing Operating Expenses (herein “Cost Savings Improvements”), a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building, and a reasonable reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building in its current class. The expenditures for Required Capital Improvements and Cost Savings Improvements shall be amortized over the useful life of such capital improvement or structural repair or replacement (as determined by Landlord). All costs so amortized shall bear interest on the amortized balance at the rate of 12% per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing these capital improvements.

Operating Expenses shall not include any of the following:

(i) any charge for Landlord’s income tax, excess profit taxes, franchise taxes or similar taxes on Landlord’s business unless specifically charged to the Building in accordance with generally accepted accounting principles;

(ii) wages, salaries or fees paid to managerial or executive personnel of Landlord;

(iii) any charge for depreciation (other than the amortization of capital improvements as set forth above);

(iv) debt service on any Mortgage encumbering the Building or any interest therein;

(v) Landlord’s accounting, legal and corporate governance costs;

(vi) Landlord’s general overhead or any portion thereof;

(vii) Landlord’s cost of any and all services that are sold or provided to tenants or occupants of the Building and for which Landlord is entitled to reimbursement; provided, however, such costs shall be charged as operating expenses against which such reimbursement shall be credited as and when received by Landlord;

(viii) the cost of repairs of work occasioned by fire or other insured casualty or by the exercise of eminent domain, to the extent Landlord is reimbursed by insurance or the condemning authority.

In making any computations contemplated hereby, Landlord shall also be permitted to make such adjustments and modifications to the provisions of this paragraph and Article 4 as shall be reasonable and necessary to achieve the intention of the parties hereto.

L. “Rent” shall have the meaning specified therefor in Article 3.

M. “Tax” or “Taxes” shall mean:

(a) All real property taxes and assessments levied against the Building by any governmental or quasi-governmental authority. The foregoing shall include all federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, respecting the Building, including without limitation, real estate taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Building which Landlord shall pay during any calendar year, any portion of which occurs during the Term (without regard to any different fiscal year used by such government or municipal authority except as provided below). Provided, however, that in no event shall the term “taxes or assessment,” as used herein, include any net federal or state income taxes levied or assessed on Landlord, and such terms shall not include gross taxes on rentals or any other taxes based upon the receipt of rent (“Gross Receipts Taxes”) unless such Gross Receipts Taxes are imposed by local or state governmental entities specifically to provide public services that are as of the date of this Lease specifically financed in part through real property taxes levied against the Building, in which event the Gross Receipts Taxes shall be included in Taxes. Expenses reasonably incurred by Landlord for tax consultants and in contesting the amount or validity of any such taxes or assessments shall be included in such computations.

(b) All “assessments,” including so-called special assessments, license tax, business license fee, business license tax, levy, charge, or tax imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, water, drainage, or other improvement or special district thereof, against the Premises of the Building or any legal or equitable interest of Landlord therein. For the purposes of this Lease, any special assessments shall be deemed payable in such number of installments as is permitted by law, whether or not actually so paid. If as of the Commencement Date the Building has not been fully assessed as a completed project, for the purpose of computing the Operating Expenses for any adjustment required herein or under Article 4, the Tax shall be adjusted by Landlord, as of the date on which the adjustment is to be made, to reflect full completion of the Building including all standard Tenant finish work. Provided, however, that in no event shall the term “taxes or assessment,” as used herein, include any net federal or state income taxes levied or assessed on Landlord, and such terms shall not include Gross Receipts Taxes, unless such Gross Receipts Taxes are imposed by local or state governmental entities to provide public services that are as of the date of this Lease financed in part through real property taxes levied against the Building, in which event the Gross Receipts Taxes shall be included in Taxes. All of the preceding clauses M (a) and (b) are collectively referred to as the “Tax” or “Taxes.”

All other capitalized terms shall have the definition set forth in the Lease.

ARTICLE 30

MISCELLANEOUS PROVISIONS

A. Rules And Regulations. Tenant shall comply with all of the reasonable rules and regulations promulgated by Landlord from time to time for the Building. A copy of the current rules and regulations is attached hereto as Exhibit D. Landlord shall not be liable to Tenant for violation of any such rules and regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Building. A waiver by Landlord of any rule or regulation for any other tenant shall not constitute nor be deemed a waiver of that rule or regulation for Tenant.

B. Execution of Lease. If Tenant is a corporation, partnership or limited liability company, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with: (i) if Tenant is a corporation, a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, (ii) if Tenant is a partnership, the terms of the partnership agreement, and (iii) if Tenant is a limited liability company, the terms of its operating agreement, and that this Lease is binding upon said entity in accordance with its terms. Concurrently with Tenant’s execution of this Lease, Tenant shall provide to Landlord a copy of: (i) if Tenant is a corporation, such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation and shall be in a form reasonably acceptable to Landlord, (ii) if Tenant is a partnership, a copy of the provisions of the partnership agreement granting the requisite authority to each individual executing this Lease on behalf of said partnership, and (iii) if Tenant is a limited liability company, a copy of the provisions of its operating agreement granting the requisite authority to each individual executing this Lease on behalf of said limited liability company.

C. Notices. All notices under this Lease shall be in writing and will be deemed sufficiently given for all purposes if, to Tenant, by delivery to Tenant at the Premises during the hours the Building is open for business, or by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), to Tenant at the address set forth below, and if to Landlord, by certified mail, return receipt requested or by overnight delivery service (with one acknowledged receipt), at the addresses set forth below, or at such other address from time to time established by Landlord.

Landlord:	At address shown in Article 1, item F.

With a copy to:	Building Manager at address shown in Article 1, item G.

Tenant:	At address shown in Article 1, item B.

With a copy to:	Russ, August & Kabat 12424 Wilshire Blvd., 12th Floor Los Angeles, CA 90025
	Attn:	Richard L. August
	Tel:	310-826-7474
	Fax:	310-826-6991

Any notices send by Landlord regarding or relating to eviction procedures, including without limitation three-day notices, may be sent by regular mail.

D. Transfers. The term “Landlord” appearing herein shall mean only the owner of the Building from time to time and, upon a sale or transfer of its interest in the Building, the then landlord and transferring party shall have no further obligations or liabilities for matters accruing after the date of transfer of that interest. Tenant, upon such sale or transfer, agrees to attorn to the transferee and shall look solely to the successor owner and transferee of the Building, as the lessor under this Lease, for performance of Landlord’s obligations hereunder. Tenant shall, within 5 days after request, execute such further instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

E. Relocation. Intentionally Deleted.

F. Tenant Financial Statements. Upon the written request of Landlord, Tenant shall submit financial statements for its most recent financial reporting period and for the prior Lease Year. Landlord shall make such request no more than twice during any Lease Year. All such financial statements shall be certified as true and correct in all material respects by the responsible officer or partner of Tenant.

G. Relationship of the Parties. Nothing contained in this Lease shall be construed by the parties hereto, or by any third party, as constituting the parties as principal and agent, partners or joint venturers, nor shall anything herein render either party (other than a guarantor)

liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

H. Entire Agreement; Merger; Severability. This Lease and any Exhibits or Addenda hereto, embody the entire agreement and understanding between the parties respecting the Lease and the Premises and supersedes all prior negotiations, agreements and understandings between the parties, all of which are merged herein. No provision of this Lease may be modified, waived or discharged except by an instrument in writing signed by the party against which enforcement of such modification, waiver or discharge is sought. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impact, impair or invalidate any other provision hereof and such other provisions shall remain in full force and effect.

1. No Representation by Landlord. Neither Landlord nor any agent of Landlord has made any representations, warranties, or promises with respect to the Premises or the Building except as expressly set forth herein.

J. Limitation of Liability. Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Building, and (ii) the interest Landlord would have in the Building if the Building were encumbered by third party debt in an amount equal to 80% of the then current value of the Building (as such value is reasonably determined by Landlord). No other property or assets of Landlord, or any member, officer, director, shareholder, partner, trustee, agent, servant or employee of Landlord (the “Representatives”) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, Landlord’s obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant’s use or occupancy of the Building. Tenant further understands that any liability, duty or obligation of Landlord to Tenant, shall automatically cease and terminate as of the date that Landlord or any of Landlord’s Representatives no longer have any right, title or interest in or to the Building. The provisions hereof shall inure to Landlord’s successors and assigns including any Lender. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief or specific performance or other remedy which may be accorded Tenant by law or under this Lease. No judgment for damages against Landlord shall be set off against Rent but may be recovered only by execution against Landlord’s interest in the Building and proceeds therefrom (including, without limitation, rents received by Landlord from the Building), subject to the limitations set forth above.

K. Memorandum of Lease. Neither party, without the written consent of the other, will execute or record any this Lease or any summary or memorandum of this Lease in any public recorders office.

L. No Waivers. Failure of Landlord to insist upon strict compliance by Tenant of any condition or provision of this Lease shall not be deemed a waiver by Landlord of that condition. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord’s agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord’s right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord’s rights.

M. Successors and Assigns. The conditions, covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

N. Governing Law. This Lease shall be governed by the law of the State where the Building is located. No conflicts of law rules of any state or country (including, without limitation, the conflicts of law rules of the State in which the Building is located) shall be applied to result in the application of any substantive or procedural laws of any state or country other than the State in which the Building is located. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of San Francisco. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by the law of the State in which the Building is located and consent to the enforcement of any judgment so obtained in the courts of the State in which the Building is located on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of the State in which the Building is located were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

O. Exhibits. All exhibits attached to this Lease are a part hereof and are incorporated herein by reference and all provisions of such exhibits shall constitute agreements, promises and covenants of this Lease.

P. Captions. The captions and headings used in this Lease are for convenience only and in no way define or limit the scope, interpretation or content of this Lease.

Q. Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

R. Time of Essence. Each of Tenant’s covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

S. Survival of Obligations. Any obligations of the parties occurring prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

T. Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal and space planning consultants and any proposed subtenants or assignees or lenders or buyers of Tenant’s business or brokers employed in connection therewith. All such disclosures shall be made only pursuant to nondisclosure agreement(s) prohibiting further disclosure by the recipients thereof and which specifically provide that Landlord is a beneficiary of such agreement(s) entitled to enforce the terms and provisions thereof and recover damages for any breach.

U. NO OPTION. THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

V. Use of Building Name; Improvements. Tenant shall not be allowed to use the name, picture or representation of the Building, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant’s address) without the prior written consent of Landlord which shall not be unreasonably withheld. In the event that Landlord undertakes any additional improvements on the property on which the Building is located including, but not limited to, new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant’s business caused thereby.

W. Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of 8% per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

X. Access, Changes in Project, Facilities, Name.

(a) Every part of the Building except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(b) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, columns and ceilings of the Premises.

(c) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.

(d) Landlord may adopt any name for the Building and Landlord reserves the right to change the name or address of the Building at any time.

Y. Anti-Terrorism Representation. Neither Tenant nor any of its affiliates have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13,244,66 Fed. Reg. 49,079 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (“Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Tenant nor any of its affiliates are a person described in section 1 of the Anti-Terrorism Order and neither Tenant nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.

If at any time this representation becomes false then it shall be considered a default under this Lease and Landlord shall have the right to exercise all of the remedies set forth in this Lease in the event of a default. As used in this paragraph, the term “affiliates” includes only those persons that own a direct or indirect equity interest in Tenant.

Z. Identification of Tenant.

(a) If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification, of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(b) If Tenant is a general partnership (or is comprised of two or more persons, individually and as copartners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a general partnership (or to two or more persons, individually and as copartners of a partnership) pursuant to Article 16 hereof (any such partnership and such persons hereinafter referred to in this Paragraph 30.Y. as “Partnership Tenant”), the following provisions of this Lease shall apply to such Partnership Tenant:

(i) The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(ii) Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Paragraph 30.W. above.

(iii) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(iv) If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed.

(v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (d) of this Article 30.Y(2) or relieve any such new partner of its obligations thereunder).

ARTICLE 31

TENANT SIGNS

Landlord shall, at its expense, provide to Tenant space for the identification of Tenant on the Building directory tablets in the main ground floor lobby and in the elevator lobby of each floor on which the Premises is located, using Landlord’s standard materials for such signs and directory tablets. Tenant shall be entitled to the number of lines on such Building directory tablets that is comparable to the number of lines provided to other tenants in the Building, but not less than four lines per floor of the Premises.

ARTICLE 32

OPTION TO LEASE SPACE ON 14TH FLOOR

Landlord hereby grants Tenant an option to lease (“Option to Lease”) the space on the 14th floor of the Building identified on the attached Exhibit A-1 that is currently occupied by Tenant pursuant to a sublease with CSFB (“Option Space”) with such lease commencing March 31, 2008 (or such earlier or later date Landlord recovers possession and full legal control of the Option Space [in which case, the procedure for exercise of the option as set forth herein shall be adjusted equitably to afford Tenant a fair opportunity to exercise the Option to Lease, and Tenant shall be permitted to continue to occupy the Option Space during the pendency of such procedure and a reasonable time thereafter at a rental rate equal to the Prevailing Market Rate for the Option Space]). Landlord represents and warrants to Tenant that no person or entity has any rights of any kind with respect to the Option Space. Landlord agrees not to grant any additional rights to expand into the Option Space or any other interests in the Option Space, unless and until this Option to Lease pursuant to this Section 32 has lapsed or been waived, or unless such other rights are subordinate to the Option to Lease. Tenant’s Option to Lease shall be on the terms and conditions set forth in this Section 32. Notwithstanding anything to the contrary contained in this Section 32, the configuration of such Option Space must be adequate for fire exiting purposes in accordance with the then applicable building codes and other applicable requirements, as determined by Landlord in its reasonable discretion (the “Marketable Condition”), and any lease of such space by Tenant shall be subject to modification by Landlord in order that such conditions are satisfied. Tenant’s Option to Lease shall be on the terms and conditions set forth in this Section 32.

A. Procedure for Exercise of Option. No earlier than March 31, 2007 and no later than June 30, 2007, Tenant may deliver to Landlord a written notice (the “Option Exercise Notice”) that Tenant is exercising its Option to Lease all of the Option Space, subject to revocation as provided herein.

B. Procedure for Acceptance. If Tenant does timely deliver the Option Exercise Notice, then Tenant shall lease from Landlord, and Landlord shall lease to Tenant, the Option Space on the terms set forth in this Lease, modified as set forth in this Article 32. If Tenant fails to so exercise the Option to Lease, then Landlord shall be free to lease the Option Space to anyone to whom Landlord desires on any terms Landlord desires, and Tenant’s Option to Lease shall terminate and have no further force or effect. Time is of the essence with respect to the Option Exercise Notice.

C. Modified Terms of the Lease/Amendment to Lease. If Tenant timely exercises its Option to Lease, effective on March 31, 2008 (the “Option Commencement Date”), the Option Space shall be added to Premises pursuant to this Lease and Tenant shall commence payment of Rent for the Option Space. The term of the lease of the Option Space (“Option Term”) shall terminate on the Expiration Date of this Lease. As of the Option Commencement Date, (i) the Monthly Rent under this Lease shall be increased by an amount equal to the greater of the Prevailing Market Rent (defined below) for the Option Space, or the Monthly Rent plus monthly installment of Additional Rent per rentable square foot then in effect for the remainder of the Premises multiplied by the rentable square feet in the Option Space, and (ii) the Tenant’s Pro Rata Share shall be increased to reflect the addition of the Option Space to the Premises (Tenant will have a separate Pro Rata Share for the Option Space and the original Premises, with each Pro Rata Share being applied to applicable increases, if any, in Taxes and Operating Expenses over the applicable Base Year). With respect to the Option Space, the Base Year shall be the first calendar year in which the Option Term commences. If Tenant timely exercises Tenant’s Option to Lease as set forth herein, Landlord and Tenant shall use commercially reasonable efforts to, within 30 days after final determination of the Monthly Rent, execute an amendment to this Lease for the Option Space upon the terms and conditions as set forth in this Section 32; provided, however, an otherwise valid exercise of any Option to Lease shall be fully effective whether or not a Lease amendment is executed.

D. Installation of Stairwell. Subject to the terms of this Section 32, Tenant shall take the Option Space in its “as is” condition. If Tenant leases space on the 13th floor pursuant to Article 34, as of the date of Tenant takes possession of such space on the 13th floor, subject to Tenant’s compliance with the provisions of Section 5.B of this Lease regarding Alterations and to any applicable provisions of Tenant’s sublease with CSFB for the Option Space, Tenant shall have the right, at its sole cost and expense, to install a stairwell connecting the Option Space with such space on the 13th floor (the “Stairwell”). Landlord shall have the option of requiring Tenant, at the termination of the Lease and at Tenant’s sole cost and expense, to remove the stairwell and to restore the affected portions of the Premises and the Option Space to the condition that existed before the installation of the stairwell.

E. No Defaults. The option rights contained in this Section 32 shall be personal to Tenant and its Affiliates, and may only be exercised by Tenant or any successor to Tenant’s business by way of merger or sale of substantially all of the assets of Tenant as permitted or approved by Landlord as provided in Article 16 of this Lease (and not any other assignee, sublessee or transferee of Tenant’s interest in this Lease); provided that this sentence shall not limit Tenant’s right to assign or sublease the Option Space after the Option to Lease has been exercised. Notwithstanding anything to the contrary contained in this Section 32, Tenant shall not have the right to lease any Option Space, as provided in this Section 32, if, as of the date of the attempted exercise of the Option to Lease by Tenant, or as of the scheduled date of delivery of such Option Space to Tenant, Tenant is in monetary default under this Lease beyond the applicable notice and cure periods provided in this Lease.

F. Prevailing Market Rent. For purposes of this Lease, the “Prevailing Market Rent” shall mean the rental rate prevailing for Class A office buildings in the San Francisco North and South Financial District submarket (“Comparison Market”) as of the date that Tenant exercises the Option to Lease, for the renewal lease of space of equivalent size, quality, utility and location to the Option Space, with the length of the Option Term, in an arms length transaction between a willing landlord and a willing tenant, with the credit standing of Tenant to be taken into account. If Tenant has timely exercised the Option to Lease, Landlord shall notify Tenant in writing of the proposed Monthly Rent for the Option Space determined by Landlord for the Option Term within 30 days after the date Tenant has exercised the Option to Lease. Unless Tenant objects to the amount determined by Landlord within 15 business days after receipt of such notice, the amount stated in such notice shall be the Monthly Rent for the Option Space. If Tenant objects to Landlord’s proposal, then the Monthly Rent for the Option Term shall be determined by a real estate broker selected by Landlord and approved by Tenant. If Tenant does not disapprove of Landlord’s choice of a broker by delivery of written notice of disapproval naming a Tenant broker within 5 business days after written notice of such choice by Landlord, then Landlord’s broker shall be deemed to be approved by Tenant. If Tenant does disapprove of Landlord’s choice of an broker within the said 5 business days, then Tenant’s notice of disapproval shall name a real estate broker designated by Tenant. Within 10 days after the date of Tenant’s notice of disapproval, Landlord’s broker and Tenant’s broker together shall select a third real estate broker. Any real estate broker appointed pursuant to this Article shall not have been the listing broker for the party appointing the broker for a period of 5 years preceding the date of the appointment. The term “broker” as used herein may mean a licensed real estate broker or a licensed real estate sales person acting under the license of a licensed real estate broker. Any broker selected by a party must have been active over the five (5) year period ending on the date of such appointment in the leasing of high-rise office space in the Comparison Market. If they are unable to agree on a third real estate broker within the said 10 days, then upon the application of either party, the third independent real estate broker shall be designated by the San Francisco County, California office of JAMS. Landlord’s broker and Tenant’s broker each shall determine a Prevailing Market Rent, to be submitted in writing to Landlord, Tenant and the third broker within 30 days after the date of Tenant’s notice of disapproval. Within 15 days after receipt of those two appraisals, the third broker shall independently determine the Prevailing Market Rent and shall then select one of the two determinations of Landlord’s and Tenant’s brokers, whichever is closest to the Prevailing Market Rent as determined by the third broker, and the determination so selected shall be and become the Prevailing Market Rent effective as of the commencement date of the Extension Term. The cost of the third broker shall be split equally by Landlord and Tenant and Landlord and Tenant shall each be responsible for the fees and costs of the broker which it appoints. If the Monthly Rent for the Option Space shall not have been determined by the commencement date of the Option Term, then, until it is determined, Tenant shall pay Monthly Rent for the Option Space when due during the Option Term determined using Landlord’s proposed Monthly Rent for the Option Space, and when the actual adjusted Monthly Rent for the Option Space is determined, Tenant shall pay to Landlord any additional rent due for the months which have elapsed in the Option Term, or Landlord shall credit any excess payment for the elapsed months to the next Monthly Rent becoming due.

During the fifteen (15) business day period following the delivery to Tenant of Landlord’s proposed Monthly Rent for the Premises for the Option Space in connection with the determination of the Prevailing Market Rent, Tenant shall have the right to revoke its exercise of the Option to Lease.

ARTICLE 33

TENANT EARLY TERMINATION RIGHT

Provided that Tenant is not then in default under this Lease (beyond all applicable notice and cure periods), Tenant shall have the option to terminate this Lease with respect to all, but not less than all, of the Premises, effective on the last day of the 60th full calendar month following the Commencement Date (the “Termination Date”), by delivering to Landlord, no later than 9 months before the Termination Date, written notice of termination, accompanied by a payment to Landlord of the amount of $409,664.81. Provided that Tenant terminates this Lease in accordance with the terms of this Section 33, this Lease shall automatically terminate and be of no further force or effect as of the Termination Date and Landlord and Tenant shall be relieved of their respective obligations under this Lease, other than those obligations that expressly survive the termination of this Lease; provided, however, notwithstanding anything to the contrary contained in this Lease, Landlord shall have all the rights and remedies with respect to any obligation of Tenant under this Lease that accrues prior to the Termination Date and is not satisfied by Tenant prior to the Termination Date.

ARTICLE 34

RIGHT OF FIRST NEGOTIATION ON 13th FLOOR SPACE

Provided Tenant is not then in default hereunder, Landlord hereby grants Tenant the right (“First Right”) to lease space on all or any part of the 13th floor of the Building (“First Right Space(s)”) in accordance with and subject to the provisions of this Section. At any time during the Term of this Lease after January 1, 2007, but prior to leasing any First Right Space, or any portion thereof, to any other party during the period that this First Right is in effect, Landlord shall give Tenant written notice of the basic economic terms including but not limited to the base Monthly Rent, term (provided that the term shall expire on the later of 3 years from the date Tenant commences paying rent on such First Right Space or the date that is co-terminus with the Term), operating expense base, security deposit, and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord is willing to lease such First Right Space to Tenant or to a third party (“First Right Notice”). The First Right Notice may not include other space in addition to the First Right Space.

Within 10 business days after receipt of the First Right Notice, Tenant must give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the space specified in the First Right Notice (the “Designated Space”) upon the Economic Terms specified in the First Right Notice and the same non-Economic Terms as set forth in this Lease, or (ii) refuse to lease the Designated Space. If Tenant does not respond in writing to the First Right Notice within the 10 business day period, Tenant shall be deemed to have elected clause (ii) above. If Tenant timely elects to lease the Designated Space, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing adding the Designated Space to the Premises on the terms and conditions set forth herein as modified by the Economic Terms, and, subject to Tenant’s right to review, approve and require reasonable revisions to the form and substance of the same in its reasonable discretion to cause the same to be consistent with the Economic Terms and this Lease, Tenant shall execute and return same to Landlord within 10 days. Tenant’s failure to timely return the amendment shall entitle Landlord to specifically enforce Tenant’s commitment to lease the Designated Space, to lease such space to a third party, or to pursue any other available legal remedy. Subject to the immediately following paragraph, if Tenant (x) fails to timely elect to lease the Designated Space, or (y) having elected to lease the Designated Space, fails to timely return the amendment to this Lease, Landlord may thereafter lease all or any part of the Designated Space to a third party on any terms determined by Landlord in its sole discretion including without limitation Economic Terms that are more favorable to a third party than the Economic Terms proposed by Landlord to Tenant.

Notwithstanding the foregoing, if Landlord does not enter into a lease for the Designated Space within 1 year after the date Landlord delivers the First Right Notice to Tenant for such Designated Space, or if Landlord proposes to enter into a lease with a third party for the Designated Space that has a “Net Value” to Landlord less than 90% of the Net Value of the Economic Terms proposed to Tenant for such Designated Space, Landlord shall not lease such Designated Space to a third party until Landlord has once again provided Tenant with a First Right to lease such Designated Space pursuant to this Article 34 on the same Economic Terms proposed to such third party. Net Value as used in the preceding sentence shall mean the net present value (calculated at 10% per annum) of the total rent to be paid pursuant to the proposed lease of such Designated Space, less the tenant improvement allowance pursuant the proposed lease of such Designated Space.

Subject to the immediately following sentence, in no event shall any such First Right Space be deemed available for leasing unless the then-existing tenant thereof shall vacate that First Right Space. Landlord shall not, without first providing Tenant with a First Right as to such spaces pursuant to this Article 34, extend the terms of the leases that are in effect as of the execution of this Lease with Equis Corporation for Suite 1340 or with CBM JOC, Inc. for 1310.

Landlord agrees not to grant any prospective rights to expand into the First Right Space, unless such other rights are subject to or subordinate to the First Right. Landlord may grant term extension rights for the First Right Space to a third party tenant of any Designated Space with whom Landlord has entered into a lease for a Designated Space as to which (i) Tenant has been offered a First Right, and (ii) Tenant has refused (or is deemed to have refused) to lease such Designated Space; provided that such term extension rights are part of the initial lease agreement with such third party tenant as opposed to a subsequent amendment or other agreement.

If Tenant leases any part of the First Right Space, as of the date of Tenant taking possession of such space, subject to Tenant’s compliance with the provisions of Section 5.B of this Lease regarding Alterations, Tenant shall have the right, at its sole cost and expense, to install a stairwell connecting such part of the First Right Space with the Premises. Landlord shall have the option of requiring Tenant, at the termination of the Lease and at Tenant’s sole cost and expense, to remove the stairwell and to restore the affected portions of the Premises and the First Right Space to the condition that existed before the installation of the stairwell.

Tenant’s rights under this Section shall be personal to the original Tenant named in this Lease and may not be assigned or transferred, except in connection with an assignment of this Lease expressly permitted in this Lease without the consent of Landlord. Any other attempted assignment or transfer shall be void and of no force or effect.

Landlord represents to Tenant that, to its actual knowledge, no person or entity has, as of the date of the execution of this Lease by Landlord, any right to use or occupy the First Right Space that is superior to Tenant’s rights under this Article 34, except for the rights of the tenants pursuant to the lease with Equis Corporation for Suite 1340 and with CBM JOC, Inc. for 1310 which provide for the occupancy of such spaces for the initial terms of such leases.

SIGNATURES ON FOLLOWING PAGE

SIGNATURE PAGE

TO

OFFICE LEASE

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this Lease with the Exhibits attached hereto, as of November 22, 2005.

LANDLORD:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
a Massachusetts corporation

	By:	CORNERSTONE REAL ESTATE ADVISERS, LLC,
a Delaware limited liability company its authorized agent

		By:	/s/ John Kennedy
John Kennedy
Vice President

TENANT:	MACFARLANE URBAN REALTY COMPANY, LLC, a California limited liability company.

	By:	/s/ Thomas C. Klugherz
	Name:	Thomas C. Klugherz
	Title:	COO

By:
Name:
Title:

CERTIFICATE OF TENANT

I, John J. Murphy, Chief Financial Officer of MACFARLANE URBAN REALTY COMPANY, LLC, a California limited liability company, Tenant, hereby certify that the officers executing the foregoing Lease on behalf of Tenant is/are duly authorized to act on behalf of and bind the Tenant.

(Seal)

Date:	November 22, 2005	/s/ John J. Murphy
CFO

EXHIBIT A

TO

OFFICE LEASE

PLAN SHOWING PROPERTY AND PREMISES

EXHIBIT A-1

TO

OFFICE LEASE

PLAN SHOWING OPTION SPACE ON 14TH FLOOR

EXHIBIT A-2

TO

OFFICE LEASE

PLAN SHOWING 14TH FLOOR SUPPLEMENTAL HVAC UNITS

EXHIBIT B

TO

OFFICE LEASE

TENANT WORK LETTER

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the renovation of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the renovation of the Premises, in sequence, as such issues will arise.

SECTION 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

Landlord has constructed, at its sole cost and expense, the base, shell and core (i) of the Premises, and (ii) of the floor of the Building on which the Premises is located (collectively, the “Base, Shell and Core”). Tenant has inspected and hereby approves the condition of the Base, Shell and Core, and agrees that the Base, Shell and Core shall be delivered to Tenant in its current “as-is” condition. The improvements to be initially installed in the Premises shall be designed and constructed pursuant to this Tenant Work Letter. Any costs of demolition of the existing improvements in the Premises and the initial design and construction of any improvements to the Premises shall be a “Construction Allowance” item, as that term is defined in Section 2.2 of this Tenant Work Letter. Landlord shall, at its expense, make any improvements to the common area restrooms on the 12t h floor of the Building that are required to bring the restroom configuration existing as of the date of the execution of the Lease into compliance with the applicable building and safety codes, including the ADA and such costs shall not be charges to the Construction Allowance.

SECTION 2

IMPROVEMENTS

2.1 Construction Allowance. Tenant shall be entitled to a one-time improvement allowance (the “Construction Allowance”) in the amount of up to Five Hundred Forty-Eight Thousand Nine Hundred Twenty Dollars ($548,920.00) for the costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”) and for the other purposes set forth in this Tenant Work Letter and the Lease. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Construction Allowance and in no event shall Tenant be entitled to any credit for any unused portion of the Construction Allowance not used by Tenant in connection with its initial buildout of the Premises.

2.2 Disbursement of Construction Allowance. Except as otherwise set forth in this Tenant Work Letter, the Construction Allowance shall be disbursed by Landlord in installments which shall occur no more than once in any 30-day period (each of which disbursements shall be made pursuant to Landlord’s disbursement process) for costs related to the demolition of the existing improvements in the Premises and the design and construction of the Tenant Improvements and for the following items and costs (collectively, the “Construction Allowance Items”): (i) payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter; (ii) to the extent Tenant desires to include such costs, the relocation of Relocating Tenants to other locations in the Building as described in Section 2 of the Lease; (iii) the cost of permits, construction supervision fees and the cost of installing data and voice cabling throughout the Premises; (iv) the cost of any changes by Tenant in the Base, Shell and Core required by the Construction Drawings; (v) the cost of any changes to the Construction Drawings or Tenant Improvements required by applicable building codes (the “Code”); and (vi) the Landlord supervision fee of 3.5% as provided in Section 4 of this Tenant Work Letter.

2.3 Standard Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Standard Improvement Package”), which Specifications are available upon request. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant has retained Huntsman Architectural Group (together with any replacement, the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall also retain the engineering consultants reasonably approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC and life safety work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications as reasonably determined by Landlord, and shall be subject to Landlord’s reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2 Space Plan. The Architect has prepared and Landlord and Tenant have approved the space plan for the Tenant Improvements attached to this Tenant Work Letter as Attachment 1 (“Space Plan”). The Space Plan includes a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord shall be responsible for the actual reasonable cost of the Space Plan (as evidenced by an invoice from the Architect) in an amount not to exceed $2,500 which shall be charged against the Construction Allowance.

3.3 Final Working Drawings. On or before the date set forth in Schedule 1, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld or conditioned. If Landlord disapproves the Final Working Drawings, Landlord shall specify its reasons for such disapproval in writing to Tenant along with reasonable revisions to the Final Working Drawings that would cause Landlord to approve the Final Working Drawings. If Landlord does not issue a written approval or disapproval of the Final Working Drawings within 5 business days after the delivery of the Final Working Drawings to Landlord, then the Final Working Drawings shall be deemed to be approved by Landlord.

3.4 Permits. The Final Working Drawings must have been reviewed and approved or deemed approved by Landlord (the “Approved Working Drawings”) prior to the commencement of the construction of the Tenant Improvements. Tenant shall cause the Architect to immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1 below, to commence and fully complete the construction of the Tenant Improvements (the “Permits”). No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

3.5 Time Deadlines. Tenant and Landlord shall use their best, good faith efforts and all due diligence to cooperate with the Architect and the Engineers, to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant’s progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4 below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 (the “Time Deadlines”), attached hereto. Subject to Force Majeure and delays normally attendant to the design and construction process, Tenant agrees to comply with the Time Deadlines.

SECTION 4

CONSTRUCTION OF THE IMPROVEMENTS

4.1 Contractor. The contractor which shall construct the Tenant Improvements shall be a contractor selected by Tenant and approved by Landlord. The contractor selected may be referred to herein as the “Contractor.”

4.2 Cost Proposal. After the Approved Working Drawings are signed by Landlord and Tenant, Tenant shall provide to Landlord, for Landlord’s information, a cost proposal from the Contractor in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Construction Allowance Items to be incurred by Landlord and Tenant in connection with the construction of the Tenant Improvements (the “Cost Proposal”).

4.3 Construction of Tenant Improvements by Contractor under the Supervision of Tenant. Tenant shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings 1 and Tenant shall supervise the construction by Contractor. Landlord shall receive a supervision fee equal to 3.5% of the sum of the hard costs paid through the Construction Allowance which amount shall be charged to the Construction Allowance.

SECTION 5

COMPLETION OF THE IMPROVEMENTS

5.1 Tenant’s Responsibility. Subject to reimbursement by Landlord, as provided in Section 6 of this Exhibit B, Tenant, at Tenant’s sole expense, shall be responsible for the design, plans, approvals, permits, fees, and construction, for the Tenant Improvements.

5.2 Permits and Code Compliance. The Tenant Improvements shall conform to governmental approvals and permits, and all applicable local, state and federal laws, building, health, and safety codes, ordinances, rules, regulations, and standards. Where discrepancies exist among the various regulations, the strictest standards shall govern.

5.3 Indemnity/Insurance. Tenant shall indemnify, defend and hold harmless Landlord, and Landlord’s trustees, beneficiaries, employees and agents, from all liability in connection with the Tenant Improvements, except for liability arising from Landlord’s or the indemnified parties’ negligence or intentionally wrongful acts or omissions. During the performance of the Tenant Improvements, in addition to other insurance required under this Lease, Tenant shall provide, or cause its contractor(s) to provide, insurance as specified in this Section 5.3, and such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities, together with such other insurance as is reasonably necessary or appropriate under the circumstances. All insurance policies required under this Exhibit, except as noted above, shall name Landlord, Landlord’s agents and lenders, and Landlord’s on-site representatives and employees as additional insureds; except Workers’ Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord, Landlord’s agents and employees. All policies shall provide that Landlord be given 30 days prior written notice of any material alteration or termination of coverage (other than termination for non-payment in which case 10 days notice shall be adequate).

(i) Workers’ Compensation as required by state law and any insurance required by any employee benefit acts or other statutes applicable where the work is to be performed as will protect the contractor and subcontractors from any and all liability under the aforementioned acts.

(ii) Commercial General Liability Insurance (including Contractor’s Protective Liability) with a combined single limit (bodily injury and property damage) of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate. Such insurance shall provide for explosion, collapse and underground coverage and contractual liability coverage and shall insure the general contractor and/or subcontractors against any and all claims for personal injury, including death resulting therefrom and damage to the property of others and arising from his operations under the contract, whether such operations are performed by the general contractor, subcontractors or any of their subcontractors, or by anyone directly or indirectly employed by any of them. Such insurance policy shall include (i) a products/completed operations endorsement; (ii) endorsements deleting the employee exclusion on personal injury and the liquor liability exclusion; and (iii) a cross-liability endorsement or a severability of interest clause. Such insurance shall be primary and Landlord’s insurance shall be excess insurance only.

(iii) Builder’s Risk Insurance. Tenant shall provide an “All Physical Loss” Builder’s Risk insurance policy on the Tenant Improvements. The policy shall include as insureds Tenant, its contractor and subcontractors, and Landlord, as their respective interests may appear within the Premises. The amount of insurance to be provided shall be one hundred percent (100%) replacement cost.

5.4 Prior to Construction. At least 5 days prior to the commencement of construction, Tenant shall deliver to Landlord the following:

(i) Construction Budget. An itemized budget showing the cost of the Tenant Improvements, which shall be subject to Landlord’s review and approval, not to be unreasonably withheld, conditioned or delayed, and after approval by Landlord, shall be referred to as the “Approved Budget.”

(ii) Construction Contract. The Construction Contract between Tenant and Contractor, which shall be subject to Landlord’s review and approval, not to be unreasonably withheld, conditioned or delayed and which shall be referred to as the “Construction Contract.”

(iii) Contact List. A list of names, addresses, regular and 24-hour “emergency” phone numbers, fax numbers and e-mail addresses for Tenant’s construction representative, the Contractor, mechanical and electrical subcontractors, and any other known subcontractors working at the Premises, plus license numbers for all contractors and all other parties working at the Premises.

(iv) Schedule. The Schedule for the Tenant Improvements, including starting and completion dates.

(v) Insurance. Certificates of Insurance as required in Section 5.3 above.

(vi) Permits. Photocopy of permit card(s) for the Tenant Improvements as issued by applicable governing agencies.

5.5 Construction. The Tenant Improvements shall be constructed in a first-class, professional manner in conformity with the Approved Working Drawings. Only new, first-quality materials shall be used.

(i) General Contractor. The Tenant Improvements shall be completed by the Contractor.

(ii) Safety Regulations. All of the Tenant Improvements must be planned and conducted in an orderly manner, with the highest regard for the safety of the public, the workers, and the property, and in conformity with all local, California and federal job-safety requirements, including OSHA and Cal-OSHA regulations. If Tenant fails to comply with these requirements, Landlord shall have the right, at Tenant’s cost, to cause remedial action as deemed necessary by Landlord to protect the public and the Premises.

(iii) Utilities During Construction. Landlord shall arrange and pay for temporary utilities and facilities, including electricity, water, sanitary facilities, etc., as necessary for the completion of the Tenant Improvements.

(iv) Trash Removal and Cleanup. At all times, Tenant shall keep the Premises clean and free of dirt, dust, stains and trash related to the Tenant Improvements.

(v) No Other Alterations. All Alterations other than the Tenant Improvements are subject to Section 5.B of the Lease.

(vi) Guarantees. Tenant shall require the Contractor and its subcontractors to warrant in writing their portion of the Tenant Improvements to be free from defects in workmanship and materials for at least one year and to repair or replace, without additional charge, all work done under its contract which shall become defective within such warranty period. All such warrantees must inure to the benefit of, and be enforceable by, both Landlord and Tenant.

(vii) Building Regulations. All of the Tenant Improvements must be conducted in accordance with the Contractor Regulations & Guidelines for Tenant and Capital Improvement Work (“Building Regulations”), a copy of which has been previously delivered to Tenant. If Tenant fails to comply with the Building Regulations, Landlord shall have the right, at Tenant’s cost, to cause remedial action as deemed necessary by Landlord to cause the Tenant Improvements to comply with the Building Regulations.

5.6 Completion. Within 30 days following the completion of the Tenant Improvements, Tenant shall deliver to Landlord the following:

(i) Permit Card. Copies of all building permit cards, with all required governing agency “final” sign offs, indicating that the permit scope has been completed satisfactorily.

(ii) Guarantees. Copies of warrantees, as described in Paragraph 5.5(vi) of this Exhibit B.

SECTION 6

CONSTRUCTION ALLOWANCE

6.1 Payment Requests. Landlord shall make disbursements of the Construction Allowance to Tenant, within the time periods required by the Construction Contract, subject to the receipt of the following:

(i) A request for payment signed by Tenant which certifies on the form reasonably acceptable to Landlord, to the best of Tenant’s knowledge, the percent of the Tenant Improvements covered by the Construction Contract completed and that percent not completed as of the date of the payment request, unpaid costs for which invoices have been received from the Contractor as of the date of the payment request, all costs projected to be necessary to complete the Tenant Improvements, the application of all past receipts, and evidence that Tenant has expended or incurred no less than the requested amount.

(ii) Credits to which Tenant is entitled under the Construction Contract, specifically deductive change orders.

(iii) Copies of invoices from Tenant’s Contractor and subcontractors, suppliers and others requesting payment, accompanied by executed Conditional Waivers and Releases Upon Progress Payment which confirm with the provisions of California Civil Code Section 3262(d)(1) from Tenant’s Contractor and all other “Potential Lien Claimants” (defined in Paragraph 6.3 below) who are receiving payments from a payment request, as to any work performed on and materials delivered to the Building for which payment is requested in the current payment request.

(iv) Executed Unconditional Waivers and Releases Upon Progress Payment, which releases conform with the provisions of California Civil Code Section 3262(d)(2) from Tenant’s Contractor and all other Potential Lien Claimants with regard to any payments received in the immediately preceding progress payment by any such Potential Lien Claimant.

(v) After commencement of construction, insurance certificates from Tenant’s Contractor evidencing insurance required hereunder. Insurance certificates, if previously provided, need not be provided in connection with each payment request.

6.2 Payments. Within the period provided in the Construction Contract, and subject to Tenant’s compliance with the provisions of Section 6.1 above, Landlord shall deliver a check (which payment shall be subject to the limitations provided in Section 6.4 below), in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in Section 6.1; or (B) the balance of any remaining available portion of the Construction Allowance (not including the Retention). Landlord’s payment of any amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request. If Tenant’s Contractor has not submitted the required mechanic’s lien waivers and releases, Landlord shall withhold from the disbursement an amount equal to 100% of the value of labor and/or materials for which a mechanic’s lien waiver and release was not submitted, and the balance of the payment request shall be disbursed by Landlord subject to Section 6.2(i). The payment check shall be made payable, at Landlord’s option, as follows:

(i) Jointly to Tenant and the Contractor and any Potential Lien Claimants for the full amount shown due Tenant’s contractor on the payment request for which payment is being made (less the applicable Retention amount), or

(ii) Individually to Tenant, or, upon request by Tenant, to Tenant’s designee, for all amounts in excess of the amount shown due Tenant’s contractor on the payment request for which payment is being made (less the applicable Retention amount).

6.3 Potential Lien Claimants. The term “Potential Lien Claimants” shall mean those persons and entities who are engaged by Tenant or Tenant’s Contractor or agents and are described in Sections 3110 and 3111 of the California Civil Code who are entitled to lien rights, but only to the extent that the claimant complies with the preliminary 20-day notice requirement of Section 3087 of the California Civil Code, if required by such section.

6.4 Retention- Progress Payments. Notwithstanding anything to the contrary in this Section 6, while the Tenant Improvements are under construction, Landlord shall retain and shall not be obligated to reimburse Tenant for any amounts in excess of fifty percent (50%) of those expended by Tenant in connection with the Tenant Improvements; provided that, upon completion of the Tenant Improvements, Landlord shall pay any remaining portion of the Construction Allowance to Tenant to the extent such payment otherwise would have been required pursuant to this Section 6. The 50% of the amounts expended by Tenant that are retained by Landlord pursuant to this Section 6.4 are referred to as the “Retention”. The parties acknowledge that, if Tenant’s expenditures exceed twice the amount of the Construction Allowance, the amount of the resultant Retention would be zero, but that Landlord may nevertheless withhold the final payment of the Construction Allowance to Tenant until Tenant has provided each of the items listed in Section 6.5.

6.5 Retention- Final Payment. Subject to the provisions of this Exhibit B, a check for the Retention payable to Tenant shall be delivered by Landlord to Tenant within 3 days after all of the following have occurred: (i) Tenant has delivered to Landlord properly executed mechanic’s lien releases in compliance with California Civil Code Section 3262(d)(3) from Tenant’s Contractor, and any Potential Lien Claimants; (ii) Landlord’s reasonable determination that no substandard work by Tenant’s Contractor or any other agents of Tenant including the subcontractors of Tenant’s Contractor remains uncorrected (provided that Landlord shall not withhold any portion of the Retention in excess of 150% of the estimated cost of correction); (iii) Landlord’s reasonable determination that the construction of the Tenant Improvements in the Premises has been completed in accordance with the Approved Plans (provided that Landlord shall not withhold any portion of the Retention in excess of 150% of the estimated cost of correction); (iv) Tenant’s delivery to Landlord of two blue line sets of drawings with notations indicating material deviations between the actual construction and the Approved Plans, prepared by Tenant’s Contractor; (v) all items required pursuant to Section 5.6 of this Exhibit B; and (vi) Tenant’s written certification that it has accepted the work, subject to punch list items, warranty items and latent defects. Notwithstanding the foregoing to the contrary, in the event that any Potential Lien Claimants file or threaten to file a mechanic’s lien against the Premises or do not submit requisite mechanic’s lien releases, Landlord shall withhold from the Retention an amount equal to 100% of the claimed amount or value of services and material until the requisite mechanic’s lien releases are delivered to Landlord, and the balance of the Retention shall be released.

SECTION 7

MISCELLANEOUS

7.1 Tenant’s Representative. Tenant has designated Dirk Hallemeier as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

7.2 Landlord’s Representative. Prior to commencement of construction of the Tenant Improvements, Landlord shall designate a representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

7.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

ATTACHMENT 1

TO

TENANT WORK LETTER

SPACE PLAN

SCHEDULE 1

TO

TENANT WORK LETTER

TIME DEADLINES

	Dates	Actions to be Performed

A.	November 28, 2005	Tenant to deliver Final Working Drawings to Landlord.

B.	5 business days after Tenant’s delivery of the Final Working Drawings to Landlord.	Landlord to approve or disapprove Final Working Drawings in accordance with Section 3.3 of the Tenant Work Letter.

C.

D.

EXHIBIT C

TO

OFFICE LEASE

INTENTIONALLY DELETED

EXHIBIT D

TO

OFFICE LEASE

BUILDING RULES AND REGULATIONS

BUILDING RULES & REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

2. No awnings or other projection shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, explosive or hazardous fluid, materials, chemical or substance in or about the premises demised to such tenant.

7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord.

8. No vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking (other than in Kitchen areas) shall be done or permitted in the Building by any tenant without the approval of the Landlord. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

9. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction, without the prior consent of Landlord.

10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or window.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine reasonably, from time to time. Landlord reserves the right to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant’s lease.

13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or to a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

14. Landlord shall have the right to prohibit any advertising by any tenant or occupant identifying the Building which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

15. Landlord reserves the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present, or are not escorted by a person presenting, a pass to the Building. Landlord will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for the after-hours conduct of all persons for whom it requests such passes.

16. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed. Corridor doors, when not in use, shall be kept closed.

17. Each tenant shall, as a Building expense, provide artificial light in the premises demised to such tenant for Landlord’s agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

18. No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes.

19. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

20. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

21. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

22. If the Premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord unless such infestation is part of a wider infestation.

23. No premises shall be used, or permitted to be used, at any time, without the prior approval of Landlord, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

24. No tenant shall clean any window in the Building from the outside.

25. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord which shall not be unreasonably withheld. If any such matter requires special handling, only a qualified person shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

26. Landlord shall provide and maintain an alphabetical directory board in the first floor (main lobby) of the Building and no other directory shall be permitted without the prior consent of Landlord. Each tenant shall be allowed one line on such board unless otherwise agreed to in writing.

27. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors’ representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building.

28. Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

29. Landlord shall not permit entrance to the premises of tenants by use of pass keys controlled by Landlord, to any person at any time without written permission from such tenant, except employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

30. Each tenant and all of tenant’s employees and invitees shall observe and comply with the driving and parking signs and markers on the Land surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

31. Without Landlord’s prior approval, no tenant shall install any radio or television antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants.

32. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

33. No tenant shall employ any persons other than the janitor or Landlord for the purpose of cleaning its premises without the prior consent of Landlord. No tenant shall cause any unnecessary labor by reason of its carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating of carpets or rugs or moving of furniture or other special services. Janitor service shall be furnished Mondays through Fridays, legal holidays excepted; janitor service will not be furnished to areas which are occupied after 9:30 P.M. Window cleaning shall be done only by Landlord, and only between 6:00 A.M and 5:00 P.M.

EXHIBIT E

TO

OFFICE LEASE

COMMENCEMENT DATE CONFIRMATION

DECLARATION BY LANDLORD AND TENANT AS TO DATE OF DELIVERY

AND ACCEPTANCE OF POSSESSION OF PREMISES

Attached to and made a part of the Lease dated the 22nd day of November, 2005, entered into and by MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY as LANDLORD, and MACFARLANE URBAN REALTY COMPANY LLC as TENANT.

LANDLORD AND TENANT do hereby declare that possession of the Premises was accepted by TENANT on April 1, 2006. The Premises required to be constructed and finished by LANDLORD in accordance with the provisions of the Lease have been satisfactorily completed by LANDLORD and accepted by TENANT, the Lease is now in full force and effect, and as of the date hereof, LANDLORD has fulfilled all of its obligations under the Lease. The Lease Commencement Date is hereby established as April 1, 2006. The Term of this Lease shall terminate on May 31, 2013.

LANDLORD:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

	By:	CORNERSTONE REAL ESTATE ADVISERS, LLC, a Delaware limited liability company its authorized agent

	By:	/s/ John Kennedy
John Kennedy
Vice President
Date:

TENANT:	MACFARLANE URBAN REALTY COMPANY LLC, a California limited liability company

	By:	/s/ Thomas C. Klugherz
	Name:	Thomas C. Klugherz
	Title:	COO
	Date:	April 10th, 2006

By:
Name:
Title:
Date:

EXHIBIT B

Existing Personal Property

[attached]

12th Floor Furniture Inventory

Furniture Left on 12th Floor for use by subtenant

Count	Description

Modern Style Office Suites (style without drawer handles)

6	Office Desk Assemblies each including:
L-shaped Desk
Cloth Backboard
Triple Overhead Bookshelves
Lights Under Overheads
Under Desk 3 Drawer Cabinet
Under Desk 2 Drawer Cabinet

5	Free Standing Credenza with 2 drawers low and 2 bookshelves above

Traditional Style Office Suites (style with drawer handles)

6	Office Desk Assemblies each including:
L-shaped Desk
Cloth Backboard
Double Overhead Bookshelves
Lights under Overheads
One Cabinet with Door over Desk
Under Desk 3 Drawer Cabinet
Under Desk 2 Drawer Cabinet
Standing Filing Cabinet with 4 Drawers and Doors above

4	Free Standing Credenza with 2 Drawers

Cubicle Assemblies (w/ beige cloth panels)

21	Cubicle Assemblies each including:
L-shaped Desk
Double Overhead Bookshelves
Lights under Overheads
Large Under Desk 2 Drawer Cabinet
Small Under Desk 2 Drawer Cabinet
One Glass Panel in Cube Wall

East Side Conference Rooms (Bay Side)

1	Custom Conference Room Table (fixed to floor)
1	Credenza with 2 Doors (matches the table)
1	Large White Board

West Side Conference Room (Spear Side)

1	Free Standing Conference Table (traditional style)
1	Credenza with 4 Drawers (matches the table)
1	Large White Board

Reception Area

1	Reception Desk assembly Including:
L-Shaped Desk
L-Shaped Upper Counter
Large Under Desk 2 Drawer Cabinet
Small Under Desk 2 Drawer Cabinet

Kitchen

2	Kitchen Tables
6	Kitchen Chairs
1	Refrigerator
1	Microwave Oven
1	Dishwasher
1	Corkboard (on wall)

Miscellaneous Items

18	5-High Cream Colored Filing Cabinets (flush in wall)
4	2-High Cream Colored Filing Cabinets (under built-in printer stations)
5	5-High Black Filing Cabinets
10	White Boards in Offices (varying sizes)
2	9-Locker Cabinets (in mens and women’s restrooms)

Chairs

40	Green Cloth Office Desk Chairs
20	Black Leather Conference Room Chairs
12	Office Visitor Chairs - Cloth Back Panel (w/ modern style office suites)
11	Office Visitor Chairs - Wood Stile Back (w/ traditional style office suites)
5	Miscellaneous Desk Chairs

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of as of January 9, 2006 by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (“Landlord”), through its agent CORNERSTONE REAL ESTATE ADVISERS, INC., having an address at 100 Wilshire Blvd., Suite 700, Santa Monica, California 90401 and MACFARLANE URBAN REALTY COMPANY, LLC, a California limited liability company (“Tenant”), having its principal office at 201 Spear Street, Fourteenth Floor, San Francisco, California 94105.

R E C I T A L S

A. Tenant is the tenant under the Office Lease, dated November 22, 2005 (the “Original Lease”) by and between Landlord and Tenant with respect to the premises located at 201 Spear St., 12th Floor, San Francisco, CA as more particularly described in the Original Lease (the “Original Premises”).

B. Landlord and Tenant desire to amend the Original Lease to, among other things, (1) expand the Original Premises to add additional space (the “Expansion Space” as defined below), (2) increase the amount of the Construction Allowance to be paid by Landlord in connection with Tenant’s installation of improvements in the Original Premises and the Expansion Space, (3) adjust the rent and make other related adjustments to reflect the addition of the Expansion Space to the Original Premises, and (4) revise other related matters in the Original Lease, all as more particularly set forth herein. The Original lease, as amended hereby, shall be referred to herein as the “Lease.” Initially capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Original Lease.

AGREEMENT

1. Lease and Delivery of Expansion Space. Subject to the terms and conditions hereof, Landlord hereby leases to Tenant, and Tenant hires from Landlord, Suite 1300 in the Building, as shown on Exhibit A attached hereto (the “Expansion Space”). Landlord shall deliver possession of the Expansion Space to Tenant no later than 2 business days after the full execution of this Amendment and the Expansion Space shall at such time become part of the “Premises” under the Lease for all purposes, and all provisions of the Lease shall apply thereto unless specified to the contrary herein. The Expansion Space consists of 8,030 square feet (Rentable) and with the addition of the Expansion Space, the Premises consists of a total of 21,753 square feet (Rentable). The Rentable area of the Expansion Space and the Premises shall not be subject to further adjustment. Tenant shall pay Rent for the Expansion Space starting on June 1, 2006.

2. Tenant Improvements in Expansion Space.

(a) Construction Allowance. Landlord shall pay to Tenant a Construction Allowance of $281,050 for the design and installation of improvements in the Expansion Space by Tenant (“Expansion Space Tenant Improvements”). The Construction Allowance for the

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Expansion Space Tenant Improvements shall be administered by Landlord and paid by Landlord to Tenant for the same purposes and in the same manner as for the Construction Allowance for the Original Premises as provided in the Tenant Work Letter.

(b) Design and Installation of Improvements for Expansion Space. Landlord and Tenant have approved the space plan for the Expansion Space attached to this Amendment as Exhibit B (the “Expansion Space Plan”). The Tenant Improvements for the Expansion Space shall be designed and installed in the same manner as provided in the Tenant Work Letter for the Tenant Improvements for the Original Premises.

(c) As-Is Condition. By taking possession of the Expansion Space, Tenant is deemed to have accepted the Expansion Space in its “As-Is” and “where is” condition on the date Tenant takes possession without any representation or warranty by Landlord.

3. Rent for Expansion Space and Original Premises.

(a) Article 1.K of the Original Lease is modified to add the following:

K. Monthly Rent:	The above Monthly Rent shall apply to the Original Premises only. In addition to the Monthly Rent for the Original Premises, Tenant shall pay Monthly Rent for the Expansion Space on a full service basis during the Lease Term in installments as set forth below:

Time Period	Annual Rate per rentable square foot (“RSF”)	Monthly Rent
6/1/2006 – 5/31/2007	$39.00	$26,097.50
6/1/2007 – 5/31/2008	$40.00	$26,766.67
6/1/2008 – 5/31/2009	$41.00	$27,435.83
6/1/2009 – 5/31/2010	$42.00	$28,105.00
6/1/2010 – 5/31/2011	$43.00	$28,774.17
6/1/2011 – 5/31/2012	$44.00	$29,443.33
6/1/2012 – Expiration Date	$45.00	$30,112.50

(b) Article 1.N of the Original Lease is amended in its entirety to read as follows:

N. Tenant’s Pro Rata Share:	8.82%. Tenant’s Pro Rata Share shall be determined by and adjusted by Landlord from time to time by dividing the Tenant’s Rentable Square Feet of the Premises by the Rentable Square Feet of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred.

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(c) Article 1.J of the Original Lease is amended in its entirety to read as follows:

J. Security Deposit:	$633,758.22 by way of a Letter of Credit (as provided in, and subject to, Article 23).

(d) Article 1.Q of the Original Lease is amended in its entirety to read as follows:

Q. Parking:	Parking for 6 vehicles

4. Tenant Early Termination Right. The lease termination payment in line 6 of Article 33 of the Original Lease is increased from $409,664.81 to $654,479.27.

5. Letter of Credit. The first sentence of Article 23.B of the Original Lease is revised in its entirety to read as follows:

Concurrently with the execution of this Lease, Tenant shall deliver to Landlord an irrevocable standby letter of credit (“Letter of Credit”) in the amount of Six Hundred Thirty-Three Thousand Seven Hundred Fifty-Eight Dollars and Twenty-Two Cents ($633,758.22) as Tenant’s Security Deposit under this Lease, subject to the terms and conditions of this Article 23.B.

The last three sentences of Article 23.B of the Original Lease are revised in their entirety to read as follows:

If Tenant has not previously been in default under this Lease, the Letter of Credit shall be decreased by One Hundred Sixty-Six Thousand Dollars ($166,000.00) on the third anniversary of the Commencement Date. The Letter of Credit will then be decreased by an additional One Hundred Sixty-Six Thousand Dollars ($166,000.00) on the fourth anniversary of the Commencement Date. Tenant shall be permitted to replace the Letter of Credit with a cash Security Deposit in the same amount at anytime.

6. Installation of Stairwell. Subject to Tenant’s compliance with the provisions of Section 5.B of the Lease regarding Alterations and to any applicable provisions of Tenant’s sublease with CSFB for the 14th Floor of the Building, Tenant shall have the right, at its sole cost and expense, to install a stairwell connecting the Original Premises, the Expansion Space and the 14th Floor of the Building (the “Stairwell”). Landlord shall have the option of requiring Tenant, at the termination of the Lease and at Tenant’s sole cost and expense, to remove the Stairwell and to restore the affected portions of the Premises and the 14th Floor of the Building to the condition that existed before the installation of the Stairwell.

7. No Brokers. Except for Dunhill Partners West, Charles Dunn Company and The CAC Group, Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Amendment and the consummation of the transaction contemplated hereby, and that, except for such brokers, no broker or other person, firm or entity is entitled to any commission or finder’s fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or

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charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses, and attorney fees reasonably incurred with respect thereto.

8. Reaffirmation; No Defaults. Tenant reaffirms all of its obligations under the Original Lease and acknowledges that it has no claims, offset or defenses with respect to the payment of sums due under the Original Lease. To the actual knowledge of Tom Klugherz without inquiry, Tenant hereby represents and warrants no event has occurred which constitutes or, with the passage of time or giving of notice or both, would constitute an event of default under the Original Lease.

9. Full Force and Effect; Conflict with Lease; Integration. Except as amended hereby, the Original Lease remains in full force and effect in accordance with its terms. In the event of any conflict between the provisions of the Original Lease and this Amendment, the provisions of this Amendment shall control. The Original Lease, as amended by this Amendment: (a) integrates all the terms and conditions mentioned in or incidental to the Lease; (b) supersedes all oral negotiations and prior and other writings with respect to its subject matter; and (c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth therein and as the complete and exclusive statement of the terms agreed to by the parties.

10. Miscellaneous. This Amendment shall be governed by California law. This Amendment may be executed in counterparts, and all counterparts shall constitute but one and the same document.

SIGNATURES ON FOLLOWING PAGE

4

SIGNATURE PAGE

TO

FIRST AMENDMENT TO LEASE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day first above written.

LANDLORD:	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation

	By:	CORNERSTONE REAL ESTATE ADVISERS, LLC, a Delaware limited liability company Its authorized agent

		By:	/s/ John T. Kennedy
John T. Kennedy
Vice President

TENANT:	MACFARLANE URBAN REALTY COMPANY, LLC, a California limited liability company

	By:	/s/ Thomas C. Klugherz
	Name:	Thomas C. Klugherz
	Title:	COO, Principal

By:
Name:
Title:

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EXHIBIT A

TO

FIRST AMENDMENT TO LEASE

FLOOR PLAN OF EXPANSION SPACE

[attached hereto]

FILE : ...\201Spear_93071\LEASING_AIA Standard\2006-0109-MacFarlane-13th Floor.dwg CREATED : 11.10.97 PLOTTED : 01.09.06 | 2:54 PM BY : rmp

JAN.
MEN
ELEC.
WOMEN
MECHANICAL
TELE.

HUNTSMAN	Drawing No.: 13L-1	Drawing Title: LEASE EXHIBIT	Project Name: 201 SPEAR STREET 13TH FLOOR MACFARLANE PARTNERS	North Date: 01.09.06 Scale: 1/16" = 1'-0" Proj. No.: 93071.72

Huntsman Architectural Group 50 California Street, Seventh Floor San Francisco, CA 94111 T 415.394.1212 F 415.394.1222 E www.h...ag.com

EXHIBIT B

TO

FIRST AMENDMENT TO LEASE

EXPANSION SPACE PLAN

FILE : ...\201Spear_93071\LEASING_AIA Standard\2006-0109-MacFarlane-13th Floor.dwg CREATED : 11.10.97 PLOTTED : 01.09.06 | 2:57 PM BY : rmp

JAN.
MEN
ELEC.
WOMEN
MECHANICAL
TELE.

HUNTSMAN	Drawing No.: 13L-1	Drawing Title: LEASE EXHIBIT	Project Name: 201 SPEAR STREET 13TH FLOOR MACFARLANE PARTNERS	North Date: 01.09.06 Scale: 1/16" = 1'-0" Proj. No.: 93071.72

Huntsman Architectural Group 50 California Street, Seventh Floor San Francisco, CA 94111 T 415.394.1212 F 415.394.1222 E www.huntsmanag.com

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made and entered into as of as of August 9, 2007 and between CREA SPEAR STREET TERRACE LLC, a Delaware limited liability company(“Landlord”), successor in interest to MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, through its agent CORNERSTONE REAL ESTATE ADVISERS, INC., having an address at 100 Wilshire Blvd., Suite 700, Santa Monica, California 90401, and MACFARLANE PARTNERS INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company (“Tenant”), successor in interest to MACFARLANE URBAN REALTY COMPANY, LLC, a California limited liability company, having its principal office at 201 Spear Street, Twelfth Floor, San Francisco, California 94105.

R E C I T A L S

A. Tenant is the tenant under the Office Lease, dated November 22, 2005 (the “2005 Lease”) as amended by the First Amendment to Lease dated January 9, 2006 (the “First Amendment”) ( as amended, the “Current Lease”) by and between Landlord’s predecessor and Tenant’s predecessor with respect to the premises located at 201 Spear St., 12th Floor and 13th Floor, San Francisco, CA as more particularly described in the Original Lease (the “Current Premises”). Tenant obtained its interest in the Current Lease and the Current Premises pursuant to an Assignment and Assumption of Lease dated June 30, 2007, between Tenant, as assignee, and MacFarlane Urban Realty Company, LLC, a California limited liability company, as assignor.

B. Landlord and Tenant desire to amend the Current Lease to, among other things, (1) evidence that Tenant has exercised its Option to Lease pursuant to Article 32 of the 2005 Lease and that Landlord and Tenant have agreed to expand the Current Premises pursuant to the Option to Lease to add the Option Space (as such term is defined in the Lease), (2) adjust the rent and make other related adjustments to reflect the addition of the Option Space to the Current Premises, and (3) revise other related matters in the Current Lease, all as more particularly set forth herein. The Current Lease, as amended hereby, shall be referred to herein as the “Lease.” Initially capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Current Lease. The Option Space is referred to herein as “Suite 1400”.

AGREEMENT

1. Lease and Delivery of Suite 1400. Subject to the terms and conditions hereof, Tenant exercises its Option to Lease pursuant to Article 32 of the 2005 Lease and, pursuant to the Option to Lease, Landlord hereby leases Suite 1400 to Tenant, and Tenant hires Suite 1400 from Landlord. Landlord shall deliver possession of Suite 1400 to Tenant on April 1, 2008 and Suite 1400 shall at such time become part of the “Premises” under the Lease for all purposes, and all provisions of the Lease shall apply thereto unless specified to the contrary herein. Suite 1400 consists of 13,723 square feet (Rentable) and with the addition of Suite 1400, the Premises will consist of a total of 35,476 square feet (Rentable). The Rentable area of Suite 1400 and the

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Premises shall not be subject to further adjustment. Tenant shall pay Rent for Suite 1400 starting on April 1, 2008.

2. As-Is Condition, Tenant currently occupies Suite 1400 pursuant to a sublease with another tenant in the Building and is familiar with its condition and accordingly accepts possession of Suite 1400 in its “As-Is” and “where is” condition without any representation or warranty by Landlord or other obligation of Landlord as to the condition of the interior improvements in Suite 1400.

3. Amendments to Basic Provisions.

(a) Article 1.B of the Current Lease is amended in its entirety to read as follows:

B. Tenant’s Address:	201 Spear Street, 12th Floor, San Francisco, CA 94105

(b) Article 1.I of the Current Lease is amended in its entirety to read as follows:

I. Expiration Date:	May 31, 2013

(c) Article 1.K of the Current Lease is modified to add the following:

K. Monthly Rent:	Effective April 1, 2008, in addition to the Monthly Rent for the Current Premises, Tenant shall pay Monthly Rent for Suite 1400 on a full service basis during the Lease Term in installments as set forth below:

Time Period	Suite 1400 Annual Rate per RSF	Suite 1400 Monthly Rent
4/1/2008 – 3/31/2009	$60.00	$68,615.00
4/1/2009 – 3/31/2010	$61.00	$69,758.58
4/1/2010 – 3/31/2011	$62.00	$70,902.17
4/1/2011 – 3/31/2012	$63.00	$72,045.75
4/1/2012 – 5/31/2013	$64.00	$73,189.33

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(d) Effective April 1, 2008, Article 1.L of the Current Lease is amended in its entirety to read as follows:

L. Operating Expense Base:	With respect to the Current Premises, the actual Operating Expenses for Calendar Year 2006, subject to adjustment as provide in Section 4.A. With respect to Suite 1400, the actual Operating Expenses for Calendar Year 2008, subject to adjustment as provide in Section 4.A.

(e) Effective April 1, 2008, Article 1.M of the Current Lease is amended in its entirety to read as follows:

M. Tax Base:	With respect to the Current Premises, the actual Taxes for Calendar Year 2006, subject to adjustment as provide in Section 4.A. With respect to Suite 1400, the actual Taxes for Calendar Year 2008, subject to adjustment as provide in Section 4.A.

(f) Effective April 1, 2008, Article 1.N of the Current Lease is amended in its entirety to read as follows:

N. Tenant’s Pro Rata Share:	With respect to the Current Premises, Tenant’s Pro Rata Share shall be 8.82%. With respect to Suite 1400, Tenant’s Pro Rata Share shall be 5.57%. Tenant’s Pro Rata Share shall be determined by and adjusted by Landlord from time to time by dividing the Tenant’s Rentable Square Feet of the Premises by the Rentable Square Feet of the Building and multiplying the resulting quotient, to the second decimal place, by one hundred.

4. Taxes and Operating Expenses. Article 4.A of the Current Lease is modified to add the following paragraph at the end thereof: “Effective April 1, 2008, Tenant’s Pro Rata Share of the escalation in Operating Expenses and Taxes shall be determined separately for each of the Current Premises and Suite 1400. Monthly payment of the Estimated Escalation Increase shall continue with respect to the Current Premises. Monthly payment of the Estimated Escalation Increase shall commence on January 1, 2009, and continue monthly thereafter, with respect to Suite 1400. The applicable Tenant’s Pro Rata Share, Operating Expense Base and Tax Base for each of the Current Premises and Suite 1400 are set forth in Articles 1.L, 1.M and 1.N.”

5. Tenant Early Termination Right. The lease termination payment in line 6 of Article 33 of the 2005 Lease is increased to $750,000.

6. Letter of Credit. The third to last and the second to last sentences of Article 23.B of the Current Lease are deleted in their entirety such that the Letter of Credit in the amount of

3

$633,758.22 shall remain in full force and effect throughout the Term of the Lease without reduction in amount.

7. No Brokers. Except for Dunhill Partners West and The CAC Group, Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Second Amendment and the consummation of the transaction contemplated hereby, and that, except for such brokers, no broker or other person, firm or entity is entitled to any commission or finder’s fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses, and attorney fees reasonably incurred with respect thereto.

8. Stairwell. Tenant’s rights to install stairwells between the 12th and 13th floors and the 13th and 14th floors shall continue as set forth in Article 32.D of the Current Lease and in Section 6 of the First Amendment.

9. Reaffirmation; No Defaults. Tenant reaffirms all of its obligations under the Current Lease and acknowledges that, to the actual knowledge of Jordanna Ferreira without inquiry, it has no claims, offset or defenses with respect to the payment of sums due under the Current Lease. Tenant hereby confirms that, to the actual knowledge of Jordanna Ferreira without inquiry, no event has occurred which constitutes or, with the passage of time or giving of notice or both, would constitute an event of default under the Current Lease.

10. Full Force and Effect; Conflict with Lease; Integration. Except as amended hereby, the Current Lease remains in full force and effect in accordance with its terms. In the event of any conflict between the provisions of the Current Lease and this Second Amendment, the provisions of this Second Amendment shall control. The Current Lease, as amended by this Second Amendment: (a) integrates all the terms and conditions mentioned in or incidental to the Lease; (b) supersedes all oral negotiations and prior and other writings with respect to its subject matter; and (c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth therein and as the complete and exclusive statement of the terms agreed to by the parties.

11. Miscellaneous. This Second Amendment shall be governed by California law, This Second Amendment may be executed in counterparts, and all counterparts shall constitute but one and the same document.

SIGNATURES ON FOLLOWING PAGE

4

SIGNATURE PAGE

TO

SECOND AMENDMENT TO LEASE

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day first above written.

LANDLORD:	CREA SPEAR STREET TERRACE LLC,
a Delaware limited liability company

	By:	CORNERSTONE REAL ESTATE ADVISERS, LLC,
a Delaware limited liability company
Its authorized agent

		By:	/s/ John T. Kennedy
John T. Kennedy
Vice President

TENANT:	MACFARLANE PARTNERS INVESTMENT MANAGEMENT, LLC
a Delaware limited liability company

	By:	/s/ Jordanna Ferreira
	Name:	Jordanna Ferreira
Its:

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made and entered into as of November 10, 2008 by between CREA SPEAR STREET TERRACE LLC, a Delaware limited liability company (“Landlord”), successor in interest to MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation, through its agent CORNERSTONE REAL ESTATE ADVISERS, INC., having an address at 100 Wilshire Blvd., Suite 700, Santa Monica, California 90401, and MACFARLANE PARTNERS INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company (“Tenant”), successor in interest to MACFARLANE URBAN REALTY COMPANY, LLC, a California limited liability company, having its principal office at 201 Spear Street, Twelfth Floor, San Francisco, California 94105.

R E C I T A L S

A. Tenant is the tenant under the Office Lease, dated November 22, 2005 (the “2005 Lease”) as amended by the First Amendment to Lease dated January 9, 2006 and the Second Amendment to Lease dated August 9, 2007 (as amended, the “Current Lease”) by and between Landlord’s predecessor and Tenant’s predecessor with respect to the premises located at 201 Spear Street, 12th 13th and 14th Floor, San Francisco, CA and as more particularly described in the Current Lease (the “Current Premises”). Tenant obtained its interest in the Current Lease and the Current Premises pursuant to an Assignment and Assumption of Lease dated June 30, 2007, between Tenant, as assignee, and MacFarlane Urban Realty Company, LLC, a California limited liability company, as assignor.

B. Landlord and Tenant desire to amend the Current Lease to, among other things, (1) delete Tenant’s right to terminate the Lease with respect to the portion of the Current Premises located on the 12th floor of the Building, and (2) confirm that Tenant is not required to remove any Alterations made by Tenant before the date of this Third Amendment, all as more particularly set forth herein. The Current Lease, as amended hereby, shall be referred to herein as the “Lease.” Initially capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Current Lease.

AGREEMENT

1. Deletion of Early Termination Right. Article 33 of the 2005 Lease (Tenant Early Termination Right), as amended to date, is amended in its entirety to read as follows:

Provided that Tenant is not then in default under this Lease (beyond all applicable notice and cure periods), Tenant shall have the option to terminate this Lease with respect to all, but not less than all, of the portion of the Premises located on the 13th and 14th floors of the Building (the “Terminable Portion of the Premises”), effective on the last day of the 60th full calendar month following the Commencement Date (the “Termination Date”), by delivering to Landlord, no later than 9 months before the Termination Date, written notice of termination, accompanied by a payment to Landlord of the amount of $459,881.33. Provided that Tenant terminates this Lease with respect to the Terminable

1

Portion of the Premises in accordance with the terms of this Section 33, this Lease shall automatically cease to apply to, and be of no further force or effect with respect to, the Terminable Portion of the Premises as of the Termination Date and Landlord and Tenant shall be relieved of their respective obligations under this Lease as they relate to the Terminable Portion of the Premises, other than those obligations that would expressly survive the termination of this Lease if the Lease were being terminated in its entirety; provided, however, notwithstanding anything to the contrary contained in this Lease, Landlord shall have all the rights and remedies with respect to any obligation of Tenant under this Lease related to the Terminable Portion of the Premises that accrues prior to the Termination Date and is not satisfied by Tenant prior to the Termination Date. Notwithstanding the exercise by Tenant of its rights under this Article 33, this Lease shall continue in full force and effect with respect to the portion of the Premises that is not part of the Terminable Portion of the Premises (i.e., the 12th Floor of the Building).

2. Tenant Alterations. Landlord agrees that any Alterations made by Tenant with Landlord’s approval before the date of this Third Amendment need not be removed by Tenant at the end of the Term of the Lease.

3. Reaffirmation; No Defaults. Tenant reaffirms all of its obligations under the Current Lease and acknowledges that, to the actual knowledge of Dirk Hallemeier without inquiry, it has no claims, offset or defenses with respect to the payment of sums due under the Current Lease. Tenant hereby confirms that, to the actual knowledge of Dirk Hallemeier without inquiry, no event has occurred which constitutes or, with the passage of time or giving of notice or both, would constitute an event of default under the Current Lease.

4. Full Force and Effect; Conflict with Lease; Integration. Except as amended hereby, the Current Lease remains in full force and effect in accordance with its terms. In the event of any conflict between the provisions of the Current Lease and this Third Amendment, the provisions of this Third Amendment shall control. The Current Lease, as amended by this Third Amendment, (a) integrates all the terms and conditions mentioned in or incidental to the Lease; (b) supersedes all oral negotiations and other prior writings with respect to its subject matter; and (c) is intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth therein and as the complete and exclusive statement of the terms agreed to by the parties.

5. Miscellaneous. This Third Amendment shall be governed by California law. This Third Amendment may be executed in counterparts, and all counterparts shall constitute but one and the same document.

[SIGNATURES ON FOLLOWING PAGE]

2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the day first above written.

LANDLORD:	CREA SPEAR STREET TERRACE LLC, a Delaware limited liability company

	By:	CORNERSTONE REAL ESTATE ADVISERS, LLC, a Delaware limited liability company Its authorized agent

		By:	/s/ Mark Knapp
Mark Knapp
Vice President

TENANT:	MACFARLANE PARTNERS INVESTMENT MANAGEMENT, LLC a Delaware limited liability company

	By:	/s/ Gregory M. Vilkin
Gregory M. Vilkin
President

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